AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED SEPTEMBER 10, 2018

Steward Realty Trust, Inc.

900 Camp Street, 3rd Floor

New Orleans, LA 70130

(504) 608-0600

www.gosteward.com

UP TO 5,000,000 SHARES OF CLASS A COMMON STOCK

$10.00 PER SHARE, MINIMUM INVESTMENT $500

SEE “SECURITIES BEING OFFERED” AT PAGE 47

Steward Realty Trust, Inc. is a development stage company formed to be the world’s first Crowdfarming™ REIT. The company provides a vehicle to invest in a pool of small-scale agricultural, aquacultural, and forestry loans, backed by land and farm assets, with the potential to provide an attractive risk-adjusted return with current income while supporting farmers using sustainable and ecologically-sound agricultural practices. The company will invest primarily in the United States, though over time the company may expand its operations to foreign markets. We intend to qualify as a real estate investment trust beginning with the taxable year ending December 31, 2018, which may be extended to the taxable year ending December 31, 2019, in our board of director’s discretion.

We are offering up to $50,000,000 in shares of our Class A Common Stock to the public at $10.00 per share. The minimum subscription amount is 50 shares, or $500. The per-share price for our Class A Common Stock was arbitrarily determined by the company’s board of directors and will apply until December 31, 2018, or such later date as announced by the company. After that date, the per share purchase price in this offering will be adjusted annually, as of December 31, and will equal the quotient of our Net Asset Value, or “NAV,” divided by the number of shares of our Class A Common Stock outstanding as of that date (“NAV per share”). There is no public market for the company’s shares and we currently have no plans to list the company’s shares on a stock exchange or other trading market, nor does the company intend to offer investors liquidity through a redemption plan. Because of the illiquid nature of our shares, you should purchase the company’s shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

	Price to Public*	Underwriting discount and commissions**	Proceeds to issuer***
Per share	$10.00	$0.00	$10.00
Total Maximum	$50,000,000.00	$0.00	$50,000,000.00

*	The initial price per share shown was arbitrarily determined by company management and will apply until December 31, 2018. After that date, our price per share will be adjusted on December 31 of each year based on the Net Asset Value (NAV) on that date, commencing on December 31, 2019.
**	We do not intend to use commissioned sales agents or underwriters. The company, its officers and its associated persons intend to conduct the offering in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.
***	Does not include expenses of the offering, including costs of legal and accounting service providers and blue sky compliance. See “Plan of Distribution.”

The offering is being conducted on a best-efforts basis without any minimum target. Because there is no minimum target, the company may close on any amounts invested, even if those amounts are insufficient for the intended use of proceeds, or do not cover the costs of this offering.

We intend to distribute the company’s shares exclusively through the website www.gosteward.com, where investors can create an account, review offering materials, sign investment agreements, and initiate payment via ACH or wire transfer. After making an investment, investors can review ongoing updates through their account dashboard. See “Plan of Distribution.”

Investing in the company’s Class A Common Stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 11 to read about the more significant risks you should consider before buying our Class A Common Stock. These risks include the following:

●	The company has a limited operating history.

●	Because this is a blind pool offering, investors will not have the opportunity to evaluate investments before the company makes them.

●	There are conflicts of interest between the company and its affiliates.

●	Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

●	We may allocate the net proceeds from this offering to investments with which you may not agree.

●	The company is controlled by its CEO; stockholders will not have control over changes in our policies and operations, which increases the uncertainty and risks that our stockholders face.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Sales of these securities will commence on approximately [date].

This Offering Circular follows the Form S-11 disclosure format.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The company’s Class A Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “blue sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A Common Stock is offered and sold only to “qualified purchasers” or at a time when our Class A Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Class A Common Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Class A Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards for accreditation apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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In this Offering Circular, the terms “Steward,” “we,” “us” or “the company” refer to Steward Realty Trust, Inc., a Maryland corporation. The term “affiliate” means, with respect to an individual or entity (the “Subject”), any other individual or entity that controls, is controlled by or is under common control with the Subject.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

Our Business

General

Steward Realty Trust, Inc. is the world’s first Crowdfarming™ REIT, allowing individuals to invest in and support sustainable agriculture. The company provides financing to farmers and ranchers to purchase agricultural land and make investments in their farm business, with a focus on sustainable agriculture, aquaculture, and forestry (the “Properties” or “Property”). The company will invest primarily in the United States, though over time the company may expand its operations to foreign markets. The company is a development stage company with a limited history of operations. As of the date of this Offering Circular, we have financed four Properties.

The company intends to apply to the Internal Revenue Service (the “IRS”) to be treated as a Real Estate Investment Trust (“REIT”) for federal income tax purposes, beginning in the tax year ending December 31, 2018, which may be extended by our board of directors until the taxable year ending December 31, 2019. To qualify as a REIT, an organization makes an “election” to do so by filing a Form 1120-REIT with the IRS, and by meeting certain other requirements. The purpose of this designation is to reduce or eliminate corporate tax, thus avoiding double taxation. In return, REITs are required to distribute at least 90% of their taxable income into the hands of stockholders. The U.S. Congress enacted the law providing for REITs in 1960 as part of the Internal Revenue Code (the “Code”). The law was intended to provide a real estate investment structure similar to the structure mutual funds provide for investment in stocks. REITs were designed to be attractive income vehicles because, to avoid incurring liability for U.S. federal income tax, REITs generally must pay out an amount equal to at least 90% of their taxable income to stockholders in the form of dividends to stockholders, which the REIT is entitled to deduct. We can give no assurance, however, regarding the amount of income, if any, that the company will generate for its stockholders. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Although we cannot assure you that the IRS will not successfully challenge the classification of the company as a REIT, we are not currently aware of any reasons why the company would not qualify as a REIT.

To qualify as a REIT and to maintain REIT status, a company must:

●	Invest at least 75% of its total assets in real estate

●	Derive at least 75% of its gross income from rents from real property, interest on mortgages financing real property or from sales of real estate

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●	Pay at least 90% of its taxable income in the form of stockholder dividends each year

●	Be an entity that is taxable as a corporation

●	Be managed by a board of directors or trustees

●	Have a minimum of 100 stockholders

●	Have no more than 50% of its shares held by five or fewer individuals

The company provides investors an opportunity to invest in a REIT without paying the high upfront fees and selling commissions typical in non-traded REITs, with the result that a higher percentage of your investment will be used to finance Properties and thereby increase the company’s total return.

Our Business

Steward Realty Trust, Inc. is a commercial mortgage REIT that provides financing, backed by land and farm assets, to farmers using sustainable and ecologically-sound agricultural practices. As such, the company may invest, alone or with others, in loans to farming and ranching businesses to finance commercial real estate used for agriculture, aquaculture, or forestry. These financings will be primarily in the form of first-mortgage loans, but may eventually include a small number of mezzanine-subordinate loans, leasehold transactions, and bridge loans. As further explained below, loans will be structured as construction, mini-permanent (“mini-perm”), and stabilized financings.

The company will engage in both short-term and long-term (permanent) financings. The short-term financing, or construction loan, funds the acquisition of the Property, the preparation and development of the Property (which may or may not be vacant) for production, cultivation, and processing. After a project achieves “stabilization,” the construction loan is replaced by longer-term financing. The company may elect to combine the two loans into one in the form of a construction and mini-perm loan. Mini-perm is financing that “takes out,” or replaces, the construction loan, but is shorter in duration than traditional permanent financing. The purpose of the mini-perm is to pay off the construction loan and provide the project with an operating history prior to refinancing in the permanent market.

The company will offer long-term (permanent) financing to farmers and ranchers with an operating history on a property. The company expects its proportion of long-term financing to increase over time as it develops relationships with farmers and ranchers who have successfully utilized the company’s construction and mini-perm loans.

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An affiliate of the company may apply to the Federal Agricultural Mortgage Corporation (“Farmer Mac”) for approval to offer long-term, fixed-rate financing at favorable rates through a system regulated by the Farm Credit Administration. If an affiliate obtains such an approval, the company expects Farmer Mac loans to be the dominant source of “take-out financing” to replace short-term loans with long-term loans. Farmer Mac is a U.S. government-sponsored enterprise with the mission of providing a secondary market for agricultural real estate mortgage loans, rural housing mortgage loans, and rural utility cooperative loans. Its goal is to increase the availability of competitively priced mortgage financing to farmers, ranchers, and rural homeowners and to provide greater liquidity and lending capacity to agricultural lenders.

Our board of directors has control over the strategy and investment guidelines of the company. The board of directors currently consists of two directors, Daniel S. Miller, who is also the company’s Chief Executive Officer, and Marc D. Maltz, an independent director.

REITs are permitted to deduct from their corporate taxable income every dollar they pay out, while stockholders pay tax on the dividend income they receive, generally at ordinary income tax rates, although individuals may qualify for lower rates in many cases. As is characteristic of mortgage REITs, the company intends to hold commercial mortgages and other loans on its balance sheet, and fund these investments with equity capital. The company may rely on a variety of funding sources, including common and preferred equity, repurchase agreements, structured financing, convertible and long-term debt, and other credit facilities, and will attempt to use less borrowing and more equity capital to finance its acquisitions of mortgages than do other large mortgage investors, though we cannot assure you that we will succeed in doing so. And, like other mortgage REITs, the company may attempt to raise both equity and debt in the registered or exempt public capital markets, though no decision has yet been made as to whether any of the company’s securities will be publicly traded on a national stock exchange or quotation system, or whether the company will register with the Commission but not trade on major securities exchanges (a public, non-listed REIT). Investors subscribing to this offering should assume that no market for the company’s securities will ever develop.

Steward Realty Trust, Inc. is a development stage company that was formed on March 7, 2017, as a Maryland corporation and does business under the name “Steward Farm Trust”. We maintain our principal executive offices at 900 Camp Street, 3rd Floor, New Orleans, Louisiana 70130. Our mailing address is 3014 Dauphine Street, Suite A #83098, New Orleans, Louisiana 70117. Our email address is support@gosteward.com and telephone number is (504) 608-0600.

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Financed Properties

The company is focused on financing small Properties, generally fewer than one hundred acres, for agricultural use. Our goal is to finance approximately one Property per month over the next twelve months. We currently have financed four Properties that are illustrative of the Properties that are likely to be attractive to the company.

In addition to being the sole lender with respect to some Properties, the company contemplates that it may invest as part of a syndicate or other participatory arrangement with other sources of capital, such as via crowdfunding, in connection with the financing of other Properties. The company will invest in Property loans on such terms as the board of directors may deem appropriate.

Two of the Properties the company has financed to date are located in Detroit, Michigan, one Property is located in Kinzers, Pennsylvania, and one Property is located in Cave Junction, Oregon. Each of the Detroit Properties consists of less than one acre, vacant at purchase and now converted to agricultural use for fruits and vegetables, with each borrower planning to purchase additional acreage over time. The Kinzers Property is an existing 50 acre diversified grain and dairy farm. The Cave Junction Property is a 25 acre hemp farm.

The mortgages on the two Detroit Properties financed by the company were initially held by Steward Lending LLC (“Steward Lending”), an affiliate of the company, for reasons of expediency, but have been assigned to the company. In the future, we intend to have Steward Lending sign all closing documents and act as Administrative Agent for the lenders, as has been done with the Kinzers and Cave Junction Property loans.

The company targets making monthly dividend payments and the distribution of 100% of annual net income. The company seeks to target a loan-to-cost ratio of 65-85% for each project, but does not intend to use leverage at the portfolio level for the foreseeable future. We financed the two Detroit Properties in the form of a first-mortgage construction loan. The first loan was 85% loan-to-cost with a maximum principal balance of $75,000 at an interest rate of 10.0% per annum. The second loan was 82.5% loan-to-cost with a maximum principal balance of $120,000 at an interest rate of 9.5% per annum. We closed on the loans on June 20, 2017 and August 23, 2017, respectively. We financed the Kinzers Property in the form of a bridge loan, which is expected to be converted into a first-mortgage loan by the end of 2018. The loan has a maximum principal balance of $150,000 at an interest rate of 8.0% per annum. We closed on the loan on June 15, 2018. We financed the Cave Junction Property in the form of a first-mortgage construction loan, at 80% loan-to-cost with a maximum principal balance of $640,000 at an interest rate of 9.5% per annum. We closed on the loan on July 12, 2018. In the event that the proceeds received in this offering are insufficient to finance the expansion of existing Properties or the acquisition and development of future Properties, affiliates of the company may purchase Class A and/or Class B Common Stock in the company to provide the funds necessary to consummate the transactions on commercially reasonable terms. The company anticipates that a number of its farmer-borrowers will purchase land adjacent to the parcel initially financed and make additional investments over time. The company expects to have a long-term relationship with its borrowers pursuant to which it provides initial acquisition/construction financing, followed by expansion financing and then long-term stabilized financing.

The Business Plan

Steward Realty Trust, Inc. provides financing to farmers and ranchers to buy land and operate their farm businesses. Many such projects convert vacant or underutilized land into agricultural use. Steward targets farmers seeking to operate on one hundred acres or less, which the company believes to be an underserved segment of the agricultural market often considered too small by traditional agricultural lenders. In addition, many of the farmers qualify as “beginning farmers”, defined by the United States Department of Agriculture (“USDA”) as an individual or entity who “has not operated a farm or ranch, or who has operated a farm or ranch for not more than 10 consecutive years”.1 These farmers are often overlooked by traditional lenders, but have tested their business model, desire to commit themselves to a life of farming, and are ready to make the significant capital investments in land, facilities, and equipment necessary to operate a successful farm business.

1 “Limited Resource Farmer/Rancher - Beginning Farmer Definition.” Limited Resource Farmer/Rancher - Self Determination Tool. USDA Natural Resources Conservation Service, 01 Nov. 2010. Web. 05 Mar. 2017.

<https://lrftool.sc.egov.usda.gov/BFRP_Definition.aspx>.

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In addition, Steward Realty Trust, Inc. targets farmers and ranchers practicing sustainable, ecologically-sound agriculture. Such farming is often labeled, among others, as organic, non-GMO, biodynamic, or regenerative. Key characteristics of this type of farming include:

●	limited use of external inputs such as chemical fertilizers and pesticides,

●	limited use of large scale machinery and a focus on skilled human labor and hand/small tools for efficient, high-density cultivation,

●	diversity of crops and livestock, also referred to as polyculture, and

●	alignment with ecosystems and enhancement of natural resources, including soil, water, and carbon.

Many such farm operations sell their products directly to consumers and restaurants regionally and at a premium, given the consumer demand for high-quality, sustainable agricultural products. A direct business model reduces the number of intermediaries that take a percentage of the farmers’ income and thus increase~~s~~ cash flow.

By financing farms operating at the intersection of these three key drivers—small-scale, using sustainable, ecologically-sound practices, and operated by “beginning farmers”—we address an underserved yet critical part of the agricultural sector that is greatly in need of financing. Younger farmers are needed to replace aging agriculture owners, who represent a majority of farm owners in the United States. For example, during the period from 1980-2010, the average age of U.S. farmers increased by nearly eight years, from 50.5 years to 58.3 years.2 Such trends show the need for capital to bring “beginning farmers” into agriculture and the importance of these farmers to the health of agricultural and food systems.

Borrowers will apply for loans through the web platform www.gosteward.com, owned by affiliate Steward Technologies Ltd. Each of the company and individual investors will be able to lend some portion of the aggregate amount of the loan sought directly to the borrower using the technology provided by the platform. Each such portion of the aggregate amount sought will be a direct loan from the company or the investor to the borrower. The company will seek to make a loan for a portion of the aggregate amount sought, alongside investors who can make their own loans on the same terms as the company. All investments—in shares of Steward Realty Trust, Inc. or in an individual loan—will be made on the web platform www.gosteward.com, with no intermediaries or upfront fees for investors in the company’s shares or for investors lending via the platform. In the event that other investors do not make any loans to a borrower via the platform, the company will lend the full amount sought by a borrower.

The company believes each type of investment—shares of Steward Realty Trust, Inc. or an individual loan on the platform—will have a different appeal for potential investors. Steward Realty Trust, Inc. provides an investor with a diversified investment spread across a portfolio of farm loans. This potentially provides more stability for cash flow and principal protection, since any potential losses on a single loan would only represent a portion of the overall portfolio. While an investment in an individual loan could carry higher risks, given the performance of the investment depends on the performance of a single borrower, investment via the platform in an individual loan allows a direct connection between the investor and the farmer-borrower and is well suited for investors who want to invest in a farm they know or in a region or product type they are familiar with. The company expects investors to invest in both investment products, shares of Steward Realty Trust, Inc. and individual loans, but believes that investors will invest a higher average investment amount in the company. The company solely offers investors shares of Class A Common Stock.  Any investment in individual loans will be evidenced by a borrower’s promissory note which will be part of the loan documentation.

Like some REITs, the company does not currently have any employees and relies on affiliates to provide the services necessary to operate the company. The company’s executive officers are employed by the company’s affiliate, Steward Agricultural Funding Portal LLC (“SAFP”), whose employees devote a portion of their time to the affairs of the company and other affiliates. The company and its corporate affiliates are parties to an Intercompany Services and Cost Allocation Agreement. Under that agreement, SAFP is the sole provider of the personnel staffing the service departments or performing the functions described in the agreement that are being shared by its affiliates. See “Certain Relationships and Related Party Transactions.” We anticipate that company affiliate Steward Lending will originate each mortgage that Steward Realty Trust, Inc. will invest in, and that company affiliate Steward Servicing LLC (“Steward Servicing”) will service all loans. Myrtle Grove Ventures LLC (“MGV”) is currently the sole owner of the company. SAFP and its affiliates, Steward Lending and Steward Servicing, are wholly owned subsidiaries of MGV. Daniel S. Miller, the company’s CEO, is the 99% owner of Myrtle Grove Ventures LLC and Myrtle Grove Ventures Manager, Inc. (“MGVM”) is a 1% owner. MGVM is in turn 100% owned by Daniel S. Miller.

2 Kurtzleben, Danielle. “The Rapidly Aging U.S. Farmer.” Https://www.usnews.com/news/blogs/data-mine/2014/02/24/us-farmers-are-old-and-getting-much-older, 24 Feb. 2014. Web. 05 Mar. 2017. <https://www.usnews.com/news/blogs/data-mine/2014/02/24/us-farmers-are-old-and-getting-much-older>.

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The Offering

Securities offered:	Maximum of 5,000,000 shares of Class A Common Stock, par value $0.01 per share.
Class A Common Stock outstanding before the offering:	None
Class B Common Stock outstanding before the offering:	30,000 shares
Voting Rights	The shares of Class A Common Stock will have no voting rights. Holders of Class B Stock will have one vote for each share owned.
Distributions

All cash flow shall be distributed and applied by the company in the following order of priority: (i) to the payment of all debts and liabilities of the company then due and payable; then (ii) to the stockholders, pro-rata and pari passu. See “Securities Being Offered -- Distribution of Earnings and Profits to Stockholders.” We can make no assurances as to the timing or amount of cash distributions to stockholders, or whether any cash distributions in fact will be made.

Dilution

In the event that the company issues additional shares of Common Stock or issues shares of stock of another class following this offering, stockholders’ percentage ownership of the shares of Class A Common Stock and Class B Common Stock that are issued and outstanding will be diluted pro-rata.

Use of proceeds:

The net proceeds of the offering will be used (i) to finance the acquisition of one or more Properties by the company’s farmer-borrowers, (ii) to create a reserve fund to finance additional Properties, and/or (iii) for working capital.

Transfer Restrictions

The company’s Amended and Restated Articles of Incorporation (the “Articles”) restricts the transferability of shares for the purpose of qualifying for and maintaining REIT status under the Code. In order to comply with the Code’s REIT requirements, the transfer restrictions are intended to ensure, among other things, that (1) at least 100 persons beneficially own a REIT’s stock for 335 days beginning in the taxable year immediately following the year in which REIT status is elected and (2) no five individuals can own more than 50% of the value of a REIT’s stock. The company reserves the right to impose additional restrictions on the transfer of stock. The transfer of any shares in violation of the company’s Articles will be deemed invalid, null and void, and of no force or effect. Any person to whom shares are attempted to be transferred in violation of the Articles will not be entitled to vote (to the extent such stockholder holds shares entitled to vote) on matters coming before the stockholders, receive distributions from the company or have any other rights in or with respect to a stockholder’s rights. Instead, those shares will automatically be deemed to have been transferred to a trust, the beneficiaries of which will be charitable organizations. See “Securities Being Offered.”

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Our Structure

The chart below shows the relationship between the company and its affiliates as of the date of this Offering Circular. Ownership percentages of each entity are shown in the chart, except for the company, of which MGV currently owns 100% of the voting stock (Class B Common Stock) and none of the non-voting stock (Class A Common Stock). Upon completion of this offering, MGV’s percentage ownership will be reduced to 28% of the aggregate value of all issued and outstanding shares of capital stock of all classes. The company’s board of directors has granted an exception to MGV to permit it to hold more than 9.8% in value of the aggregate of the outstanding shares of stock of all classes of the company’s securities. See “Securities Being Offered – Limitations on Stock Ownership.”

The company and its corporate affiliates are parties to an Intercompany Services and Cost Allocation Agreement. Under that agreement, SAFP is the sole provider of the personnel staffing the service departments or performing the functions described in the agreement that are being shared by its affiliates (“shared services”). Under the agreement, SAFP does not charge any of its affiliates for the indirect costs of such shared services. However, each affiliate is responsible for paying its respective direct costs.

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Fees to be Paid to Affiliates

Certain of the company’s affiliates will receive fees for services relating to the origination and servicing of its loans, as well as other services necessary to the operation of its business. The items of compensation are summarized in the following table. Neither the company nor any affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of shares of our Class A Common Stock. See “Certain Relationships and Related Party Transactions – Fees to Be Paid to Affiliates” for a more detailed explanation of the fees and expenses payable to the company’s affiliates.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Acquisition Stage
Origination Fee – Steward Lending	One-time origination fee equal to 2% of the principal amount of each loan originated by Steward Lending, payable at the closing of the loan.	Paid by borrower to Steward Lending, not by the company. Actual amounts are dependent upon the amount borrowed; we cannot determine these amounts at the present time.
Operational Stage
Servicing Fee – Steward Servicing

Annual servicing fee equal to 1.0% of the outstanding principal amount of each loan serviced by Steward Servicing, paid monthly by the company and any co-lenders, pro rata in accordance with the portion of the aggregate principal amount of the loan provided by the company and each co-lender.

Paid by the company to Steward Servicing. Actual amounts are dependent upon the amount and timing of payments received by the company on loans; we cannot determine these amounts at the present time.
Technology Fee – Steward Technologies	Steward Technologies provides software to the company under a platform license and technology services agreement.	As of the date of this Offering Circular, Steward Technologies does not receive any fees from the company under the agreement.

Conflicts of Interest

Some of the parties involved with the operation and management of the company, including Daniel S. Miller, have other relationships that may create disincentives to act in the best interest of the company and its investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company.

●	Mr. Miller has interests in other affiliated entities and will continue to engage in other business activities. He will face conflicts of interest in allocating his time among the company, other affiliated entities, and other business activities in which he is involved.

●	Certain of the company’s affiliates will receive fees for services relating to the origination and servicing of its loans, as well as other services necessary to the operation of its business.

●	If we do not raise sufficient funds in the offering, Mr. Miller and certain of his affiliates have provided and expressed their willingness, to continue to provide funds for the company’s operations, including through purchases of additional equity in the company.

See “Certain Relationships and Related Party Transactions.”

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Summary Financial Information

Balance Sheet Data	From inception March 7, 2017 to December 31, 2017 (audited)
Cash	$41,503
Total Assets	$204,458
Total Stockholders’ Equity	$204,389

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	The company has a limited operating history, and the executive management has limited experience in financing projects similar to the Properties.

●	The company has a history of net losses and expects to continue incurring net losses in the future.

●	Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

●	We may not be successful in timely identifying and consummating additional suitable financings that meet our investment criteria, which may impede our growth and negatively affect our results of operations.

●	Some of our borrowers, being small businesses, could be susceptible to bankruptcy, which would affect our ability to receive loan payments from them and therefore negatively affect our results of operations.

●	Future offerings of equity securities, which would dilute our existing stockholders and may be senior to our Class A Common Stock for the purposes of dividend and liquidating distributions, may cause the value of our Class A Common Stock to decline.

●	The company’s principal assets will be the mortgages on the financed Properties held by the company; factors outside of the company’s control could significantly decrease the value of those assets.

●	Two of the financed Properties were vacant when acquired and other Properties to be financed may also be vacant when acquired by the company’s borrowers.

●	We may be exposed to environmental liabilities with respect to properties to which we take title through the lending process.

●	Title issues affecting individual Properties may delay financing and prevent the financing of such Properties entirely.

●	Changes in zoning, land use, and similar state and local laws and regulations may adversely affect our business.

●	There are risks in using only one loan originator and only one loan servicer.

●	If a borrower cannot successfully raise all the funds it requires, the company may have to provide more funds, up to the entire loan amount, for the borrower to receive all its necessary funding.

●	Interest income, if any, will likely be derived from Properties with one borrower-operator, and the loss of that borrower-operator could leave the company without interest income from the Property if a suitable replacement is not found.

●	If a borrower decides to renovate or redevelop a Property, it may be unsuccessful.

●	The Properties are subject to adverse weather conditions, seasonal variability, crop disease and other contaminants, which may affect our borrowers’ ability to repay their loans and thereby have an adverse effect on our results of operations and our ability to make distributions to stockholders.

●	Because the raising, sale, and consumption of cattle, pork, lamb, and poultry are heavily regulated both in the United States and in other countries, compliance with these regulations by the company’s borrowers may be onerous and costly.

●	Our operating results and the value of the Properties may be affected by future climate changes, adversely impacting the value of our mortgages and our ability to generate rental revenue.

●	The company’s investments are speculative.

●	The company will face competition.

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●	We are dependent upon our key management personnel for our future success, particularly Daniel S. Miller.

●	Executive officers’ liability will be limited.

●	A borrower may not be able to provide adequate insurance for a Property.

●	Prepayments can adversely affect the yields on our investments.

●	If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return will be reduced.

●	A related company provides operational and other services, which eventually the company may have to pay for at market rates.

●	Our Articles, bylaws and Maryland law may make it difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change in control was considered favorable by some of our stockholders.

●	Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

●	Our non-compliance with laws and regulations, should it occur, may impair our ability and the ability of our affiliates to arrange, service or otherwise manage our loans.

●	Maintaining our Investment Company Act exemption could impose limits on our operations.

●	There are conflicts of interest between the company, its management and their affiliates.

●	The interests of Daniel S. Miller and the company’s affiliates may conflict with your interests.

●	Our affiliate, Steward Lending, may have an incentive to originate loans that don’t meet our criteria in order to benefit from the increased amount of fees that such loans could generate for the affiliate. Such loans may not be in our best interest.

●	Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

●	Even if we qualify as a REIT, we may owe other taxes that will reduce our cash flows.

●	REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

●	If we fail to invest a sufficient amount of the net proceeds from selling our Class A Common Stock in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

●	Dividends payable by REITs generally do not qualify for the reduced tax rates that apply to other corporate dividends.

●	Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

●	You may be restricted from acquiring, transferring or redeeming certain amounts of our Common Stock to the extent necessary to ensure that we comply with share ownership limitations required to preserve our status as a REIT.

●	Possible legislative, regulatory or other actions affecting the taxation of REITs could adversely affect our stockholders and us.

●	A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a stockholder’s investment in our Class A Common Stock and may trigger taxable gain.

●	The determination of the offering price and other terms of the offering have been arbitrarily determined and may not reflect the value of your investment.

●	The company is controlled by its CEO; stockholders will not have control over changes in our policies and operations, which increases the uncertainty and risks that our stockholders face.

●	This investment is highly illiquid.

●	Investors in this offering are bound by the governing law and jurisdiction provision contained in the subscription agreement, which limits an investor’s ability to bring lawsuits in connection with this offering.

●	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

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RISK FACTORS

The Commission requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

In the event that any of these risks occurs, the value of your investment in the company may decrease significantly or entirely. You should not make an investment in the company if you are unable to bear the loss of your entire investment. You should only consider an investment in the company after considering the following risks and consulting with your investment, legal and tax advisors.

Risks Related to the Company’s Business

The company has a limited operating history, and the executive management has limited experience in financing projects similar to the Properties.

The company was recently organized and has a limited history of operations. The company therefore should be considered a development-stage company, and its operations will be subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of its business plan. Further, there is no significant history of operations from which to evaluate management’s ability to manage the company’s operations and achieve its goals or the likely performance of the company. Prospective investors should also consider that the company’s officers have thus far financed the acquisition of only four Properties for agricultural use. We cannot assure you that the company can operate profitably.

The company has a history of net losses and expects to continue incurring net losses in the future.

The company has operated at a net loss since inception and expects to continue incurring net losses in the future. Our failure to become profitable could impair our operations by limiting our access to working capital. In addition, we expect our operating expenses to increase in the future as the company expands its operations. Our expenses may be greater than we anticipate and increases in our costs may adversely affect our business and profitability. Our financial results in any given period can be influenced by numerous factors, many of which we are unable to predict or are outside of our control. If the company sustains net losses over an extended period of time, it may be unable to continue in business.

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Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Although we have established criteria for the types of investments we plan to make, provided mortgage financing for two Properties, bridge financing for one Property, and identified others that we hope to finance, you will not be able to evaluate any additional investments we may make with net proceeds from this offering or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering for investments with which you may not agree. We will seek to invest substantially all of the offering proceeds in loans to farming businesses for financing the acquisition of commercial real estate that will be used for agriculture, aquaculture, or forestry. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of management to select suitable and successful investment opportunities. Furthermore, our management will have broad discretion in implementing policies regarding borrower creditworthiness and you will not have the opportunity to evaluate potential borrowers. We cannot assure you that our management will be able to continue to identify or negotiate acceptable terms for the financing of Properties or that we will be able to continue to finance or dispose of such Properties on favorable terms should, for example, foreclosure on a Property be required due to a borrower’s default in repaying our loan. Factors that could cause us not to finance the purchase by our prospective borrowers of one or more Properties that initially meet our investment criteria include our potential inability to agree to definitive purchase terms with the prospective sellers that are acceptable to us and our borrowers (the farming enterprises that will own the Properties), and our discovery of problems with the Properties in our due diligence investigations. Factors that could hinder our ability to dispose of a Property that we may acquire by foreclosure on favorable terms include market conditions and competition. Any significant impediment to our continuing to identify and make investments that fit into our investment criteria or to dispose of investments during suitable market conditions would materially adversely affect our ability to continue to generate cash flow and make distributions to our stockholders.

We may not be successful in timely identifying and consummating additional suitable financings that meet our investment criteria, which may impede our growth and negatively affect our results of operations.

We continue to actively seek and evaluate other farm Properties for potential financing, but there is no guarantee that we will be able to continue to find and finance Properties that meet our investment criteria. We expect that a significant number of our future borrowers will be small, independent farming operations, about which there is generally little or no publicly available operating and financial information. As a result, we will perform due diligence investigations of these prospective borrowers, their operations and their prospects. We may not learn all of the material information we need to know regarding these businesses through our investigations. As a result, it is possible that we could make mortgage loans to borrowers that ultimately are unable to timely repay our loans, which could adversely impact the amount available for distributions to our stockholders.

Some of our borrowers, being small businesses, could be susceptible to bankruptcy, which would affect our ability to receive loan payments from them and therefore negatively affect our results of operations.

In addition to the risk of borrowers being unable to make regular loan payments, certain of our borrowers who may depend on debt and leverage could be especially susceptible to bankruptcy in the event that their cash flows are insufficient to satisfy their debts. Any bankruptcy of one of our borrowers would result in a loss of loan payments to us, as well as an increase in our costs to carry the Property. While as a secured creditor we would have priority over unsecured creditors, we would likely not recover the entire principal amount and interest due on such loans.

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Future offerings of equity securities, which would dilute our existing stockholders and may be senior to our Class A Common Stock for the purposes of dividend and liquidating distributions, may cause the value of our Class A Common Stock to decline.

In the future, we may need to raise additional capital through the issuance of additional equity securities or securities convertible into equity. Upon liquidation, holders of our debt securities and preferred stock, if any, will be entitled to our available assets prior to the holders of our Class A Common Stock. If we issue additional shares or convertible securities, our then-existing stockholders may face substantial dilution or see the value of their shares decline, or both. In addition to diluting our then-existing stockholders, we may be obligated to pay a substantial amount of regular income to future investors, which would reduce our cash available for working capital, financing of the Properties and distributions. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our Class A Common Stock. Sales of substantial amounts of our Class A Common Stock, or the perception that these sales could occur, could have a material adverse effect on the price of our Class A Common Stock, even if there is no effect on the NAV, and even though there is no liquid market for our shares. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings, if any. Thus holders of our Class A Common Stock will bear the risk of our future offerings reducing the value of our Class A Common Stock and diluting the value of their shareholdings in us. Currently, we do not have any arrangements for any financing for the sale of shares or any other method of financing, and we cannot assure you that we will be able to obtain any financing when required on favorable terms or at all. The only cash immediately available to us is the cash in our bank account.

The company’s principal assets will be the mortgages on the financed Properties held by the company; factors outside of the company’s control could significantly decrease the value of those assets.

Mortgages on the Properties the company seeks to finance are planned to be the company’s principal assets. The prospects of the company depend upon a number of factors, including but not limited to, the ability of the company’s borrowers to timely repay their loans, the success of the borrowers in farming the Properties, and the Properties maintaining their value or increasing in value. The typical risks relating to an investment in real estate and agriculture will apply to the Properties and their value. These include, but are not limited to:

●	changes in the general economic climate and market conditions in the United States where the Properties may be located;

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●	changes in the occupancy of each Property or, in any instance in which a borrower defaults and the company exercises a right to install new management for a Property, a failure to find suitable management for each Property in accordance with the company’s project schedule;

●	complications involving the development, renovation or redevelopment of each Property and its conversion to agricultural use;

●	limited availability of mortgage funds or fluctuations in interest rates which may render the financing, refinancing or sale of each Property difficult;

●	unanticipated increases in real estate taxes and other operating expenses;

●	environmental considerations;

●	zoning laws and other governmental rules and policies; and

●	uninsured losses including possible acts of terrorism and natural disasters.

Any one or more of the preceding factors could materially adversely affect the value of each Property. If the value of a Property were to decrease significantly, the borrower may not be able to obtain new financing to repay outstanding loans on favorable terms, if at all. Additionally, if the value of a Property were to decrease and the borrower were to choose to allow foreclosure upon or sell the Property, and liquidate and distribute the borrower’s remaining assets after paying liabilities, the company might not recover the amount of its investment, if it were to receive any funds at all.

Two of the financed Properties were vacant when acquired and other Properties to be financed may also be vacant when acquired by the company’s borrowers.

The Detroit Properties were vacant when the company’s borrowers acquired them and were not previously commercially cultivated. Other Properties to be financed may also be initially vacant. We cannot assure you that a borrower will be able to convert a Property to agricultural use on commercially reasonable terms or at all. If a borrower is unable to convert and operate a Property, the borrower may have no cash flow and the company may be forced to cover the costs for Property operating costs, insurance and real estate taxes.

We may be exposed to environmental liabilities with respect to properties to which we take title through the lending process.

We intend to finance the purchase of Properties for agriculture, aquaculture, and forestry. In the course of our business, we may have to take title to the Properties, and, if we do take title, we may be held liable to a governmental entity or to third parties for environmental liabilities with respect to these Properties. Federal, state and local environmental laws could subject us to:

●	responsibility and liability for the cost of removal or remediation of hazardous substances released on the Properties, which may include herbicides and pesticides, generally without regard to our knowledge of or responsibility for the presence of the contaminants;

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●	liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of these substances; and

●	potential liability for claims by third parties for damages resulting from environmental contaminants.

We will generally include provisions in our loan documents making borrowers responsible for all environmental liabilities and for compliance with environmental regulations, and we will seek to require them to reimburse us for damages or costs for which we may be found liable. However, these provisions will not eliminate our statutory liability or preclude third-party claims against us. Even if we were to have a legal claim against a borrower to enable us to recover any amounts we are required to pay, we cannot assure you that we would be able to collect any money from the borrower. Our costs of investigation, remediation or removal of hazardous substances may be substantial.

Title issues affecting individual Properties may delay financing and prevent the financing of such Properties entirely.

Although we strongly recommend that a borrower obtain an owner’s title insurance policy, small parcels of real estate in urban and other areas targeted by the company may have title and other issues that may delay or entirely prevent the company and a borrower from obtaining title insurance or the borrower availing itself of other protections that the company believes it must have in order to proceed with the financing of such Properties.

Changes in zoning, land use, and similar state and local laws and regulations may adversely affect our business.

Zoning and similar land use laws and regulations may adversely affect the ability of our borrowers to acquire suitable Properties for us to finance, or delay such acquisitions. Such laws and regulations are subject to change, and even in the absence of change compliance may be costly and time-consuming if, for example, a zoning variance or change of land use is necessary and administrative or court proceedings are required. Although some local jurisdictions, such as Detroit, Michigan, where two of the company’s financed Properties are located, have adopted urban farming ordinances, we cannot assure you that other jurisdictions in which the company identifies Properties suitable to be financed have adopted or will adopt such ordinances or other legal authorizations for urban farming.

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There are risks in using only one loan originator and only one loan servicer.

The company intends to use its affiliate, Steward Lending, to originate loans and another affiliate, Steward Servicing, to service loans on an exclusive basis. The company, Steward Lending and Steward Servicing are under the common control of Daniel S. Miller. See “Certain Relationships and Related Party Transactions.” The company’s management and its board of directors believe that the terms of its agreements with Steward Lending and Steward Servicing are consistent with prevailing terms in the industry and those that would be obtained from non-affiliated entities in arm’s-length negotiations. In the event, however, that either Steward Lending or Steward Servicing is prohibited from doing business in the state in which a particular Property targeted by the company for financing is located, it would be necessary for the company to use another loan origination or loan servicing entity, in which event we cannot assure you that the terms of engagement of such substitute loan originator or servicing entity would be as favorable to the company as those it has with Steward Lending and Steward Servicing. The identification of, and the negotiation of an agreement with, a substitute loan originator or servicer could result in substantial delay in the closing or even the loss of one or more mortgage financings, with the result that the company’s revenues and cash flow might be adversely affected.

If a borrower cannot successfully raise all the funds it requires, the company may have to provide more funds, up to the entire loan amount, for the borrower to receive all its necessary funding.

The company contemplates that in some instances it may invest as part of a syndicate or other participatory arrangement with other sources of capital available on www.gosteward.com, including via crowdfunding or private placements by accredited investors, in connection with the financing of Properties. This practice will enable the company to diversify its holdings and spread its risk since it would be holding small portions of many loans rather than having the full credit risk that comes with being a sole lender. However, in some circumstances, a borrower may not receive all the funds it seeks from other lenders on the platform. In such circumstances, the company may have to lend the borrower the entire amount that the borrower is seeking, which may leave the company exposed to the credit risk of the borrower to a greater extent than would have been the case if the company only owned a participation in the loan.

Interest income, if any, will likely be derived from Properties with one borrower-operator, and the loss of that borrower-operator could leave the company without interest income from the Property if a suitable replacement is not found.

All of the projected interest income from each Property will likely be derived from one operator, which the company anticipates will also be responsible for all Property operating costs, insurance and real estate taxes. If that operator were to elect not to continue operations or were to otherwise abandon the Property and no suitable replacement could be found, the Property would have no cash flow, could require additional capital to maintain the Property, and we could be forced to find a replacement operator. If the company were unable to find a suitable replacement operator, its interest income could decrease or it could not receive any interest income at all and it could be forced to cover the costs for Property operating costs, insurance and real estate taxes.

If a borrower decides to renovate or redevelop a Property, it may be unsuccessful.

Each borrower may be required to develop, renovate or redevelop each Property and convert it to agricultural use. The borrower may be unsuccessful in its renovation or redevelopment efforts due to a variety of factors, including mismanagement, the poor selection of third-party contractors, an inability to raise the necessary capital to complete the renovation or conversion, changes in zoning laws and increases in construction costs. If the conversion effort is delayed, suffers significant cost increases, does not prove as valuable as projected or cannot be completed, the borrower may become unprofitable or and the company may be forced to take possession of a Property and dispose of it for a price that is less than the Property’s then outstanding liabilities.

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The Properties are subject to adverse weather conditions, seasonal variability, crop disease and other contaminants, which may affect our borrowers’ ability to repay their loans and thereby have an adverse effect on our results of operations and our ability to make distributions to stockholders.

Fresh produce, including produce used in canning and other packaged food operations, is vulnerable to adverse weather conditions, including windstorms, floods, drought and temperature extremes, which are quite common but difficult to predict. Because fresh produce is highly perishable and generally must be brought to market and sold soon after harvest, unfavorable growing conditions can reduce both crop size and crop quality. Seasonal factors, including supply and consumer demand, may also have an effect on the crops grown by our borrowers. In extreme cases, entire harvests may be lost in some geographic areas.

Fresh produce is also vulnerable to crop disease, pests and other contaminants. Damages to borrowers’ crops from crop disease and pests may vary in severity and effect, depending on the stage of production at the time of infection or infestation, the type of treatment applied and climatic conditions. The costs to control these infestations vary depending on the severity of the damage and the extent of the plantings affected. These infestations can increase costs and decrease revenues of our borrowers.

Borrowers may also incur losses from product recalls and suspension of operations due to other contaminants that may cause food borne illness. It is difficult to predict the occurrence or severity of such product recalls as well as the impact of these upon our borrowers’ activities. Although we do not expect that a significant portion of our loan payments will be based on the quality of our borrowers’ harvests, any of these factors could have a material adverse effect on our borrowers’ ability to pay interest to us, which in turn could have a material adverse effect on our ability to make distributions to our stockholders.

Because the raising, sale and consumption of cattle, pork, lamb and poultry are heavily regulated both in the United States and in other countries, compliance with these regulations by the company’s borrowers may be onerous and costly.

In the United States, the livestock and poultry industries are heavily regulated by such agencies as the USDA, the U.S. Food and Drug Administration, the U.S. Environmental Protection Agency and their counterparts at the state level. The company’s borrowers, as the owners and operators of the Properties financed by the company, are required to maintain animal health and control disease, and may have to destroy animals or suspend the sale of some of their products to customers in the United States and abroad in the event of an outbreak of disease affecting animals, such as (i) A(H1N1) influenza, also called “swine flu,” (ii) in the case of poultry, avian influenza, (iii) in the case of pigs, cattle and certain other animals, foot-and-mouth disease, classic swine fever “blue ear” disease and (iv) in the case of cattle, foot-and-mouth disease and bovine spongiform encephalopathy, known as “mad cow disease.” Destruction of pigs, poultry or other animals would preclude recovery of costs incurred by our borrowers in raising or purchasing these animals, result in additional expense for the disposal of the animals, and could adversely affect the ability of the borrowers to repay the loans made to them by the company.

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Our operating results and the value of the Properties may be affected by future climate changes, adversely impacting the value of our mortgages and our ability to generate rental revenue.

In addition to the general risks that adverse weather conditions will pose for the Properties that we finance and their subsequent ability to generate revenues, the value of the Properties will potentially be subject to risks associated with long-term effects of climate change. Many climatologists predict increases in average temperatures, more extreme temperatures and increases in volatile weather over time. The effects of climate change may be more significant for any Properties we may finance along coastlines due to rising sea levels resulting from melting of polar ice caps, which could result in increased risk of coastal erosion, flooding, degradation in the quality of groundwater aquifers and expanding agricultural weed and pest populations. As a result, the effects of climate change could make the Properties less suitable for farming or other alternative uses, which could adversely impact the value of the Properties, the borrowers’ ability to generate revenue from those Properties and our cash available for distribution to stockholders.

The company’s investments are speculative.

Financing real estate and agricultural land such as the Properties involves an inherent exposure to fluctuations in the real estate market, including the availability of financing, increases in mortgage rates and borrowing rates and general economic conditions. Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business strategies, the primary market risk that we expect to be exposed to in the future is interest-rate risk, in relation to refinancing borrower loans. We cannot assure you that the company’s investment strategy will be successful. The Properties may not be easy to liquidate, and the company may not be able to sell the mortgages it will hold at market value or at all if it determines that it is an appropriate time to sell the mortgages.

The company will face competition.

The company will face competition from other individuals or entities financing land for agricultural use in the United States, such as Farm Credit and the USDA Farm Service Agency, particularly within the specific neighborhoods in which the Properties are located and in surrounding areas. In addition, in regions with strong economies, the company’s borrowers may face competition from commercial and residential developers that may lead to increases in land prices, which may either reduce the availability of land or cause them to overpay for a Property. Although the number of competitors that we will face is limited by the availability of comparable Properties in any particular area, a lower number of competitors makes us vulnerable to competitors that act irrationally or are able to operate at zero or negative margins, have longer operating histories, more market experience and contacts and greater financial resources than the company. The company may not be able to compete effectively.

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We are dependent upon our key management personnel for our future success, particularly Daniel S. Miller.

Our future success depends, in part, on our ability to attract and retain key personnel and on the continued contributions of our senior management and other key management members to carry out our business and investment strategies. In particular, Daniel S. Miller, our chairman, chief executive officer and president is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Miller or any of our executive officers or key personnel and the process to replace any of them would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives and could have a negative impact on our ability to manage and grow our business effectively. We do not maintain a key person life insurance policy on any of the members of our senior management team. As a result, we would have no way to cover the financial loss if we were to lose the services of members of our senior management team.

Executive officers’ liability will be limited.

Pursuant to the company’s indemnification obligations to them, members of the company’s board of directors and its executive officers will not be liable to the company or any stockholders for any damages, losses, liabilities or expenses (including reasonable legal fees, expenses and related charges and costs of investigation) unless the act or omission was material to the matter giving rise to the proceeding and one of those parties is guilty of bad faith; active and deliberate dishonesty; receiving an improper personal benefit in money, property, or services; or, in the case of any criminal proceeding, such party had reasonable cause to believe that the act or omission was unlawful. Thus, stockholders will have limited recourse against those parties. The company’s Articles and bylaws also provide that the company will indemnify, hold harmless and waive any claim against executive officers for any and all losses, damages, liability claims, causes of action, omissions, demands and expenses or any other act or failure to act arising from or out of the performance of their duties to the company or as a result of any action which any officer is requested to take or refrain from taking by the company unless such loss has arisen as a result of their gross negligence or willful misconduct.

A borrower may not be able to provide adequate insurance for a Property.

If the insurance market changes, or a borrower needs to make claims on its insurance or for other factors affecting insurance rates, it may not be able to renew or find new insurance on acceptable terms, if at all. Failure to carry appropriate categories and levels of insurance coverage could significantly increase a borrower’s liability in the event of tortious conduct or other actionable events occurring on a Property or could force a borrower to cease operations on a Property.

Prepayments can adversely affect the yields on our investments.

Prepayments on loans, where permitted under the debt documents, are outside of our control and may adversely affect the yield and cash flow of our investments.  A borrower’s election to prepay its obligations under a loan may be influenced by changes in current interest rates and a variety of economic, geographic and other factors that cannot be accurately forecasted, and consequently, we cannot predict such prepayment rates with certainty.  If we are unable to invest the proceeds of such prepayments received in new loans, the yield on our portfolio will decline.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return will be reduced.

Although we intend to use our cash flow from operations to make distributions, there are no restrictions in our organizational documents that prevent us from paying distributions from any source, including offering proceeds, borrowings, or sales of loan assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments, and your overall return may be reduced.

A related company provides operational and other services, which eventually the company may have to pay for at market rates.

The company and its corporate affiliates are parties to an Intercompany Services and Cost Allocation Agreement. Under that agreement, SAFP is the sole provider of the personnel staffing the service departments or performing the functions described in the agreement that are being shared by its affiliates. Under the agreement, SAFP does not charge any of its affiliates for the indirect costs of such shared services. However, each affiliate is responsible for paying its direct costs. See “Certain Relationships and Related Party Transactions.” The company may eventually have to pay its own personnel and perform these functions itself or outsource them to other providers. This may have the result of increasing the company’s expenses. The current arrangement also means that the financial results of the company in the current stage of operations are unlikely to be a good indicator of future performance.

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Risks Related to Compliance and Regulation

Our Articles, bylaws and Maryland law may make it difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change in control was considered favorable by some of our stockholders.

For example:

●	In order to meet the share ownership requirements for a REIT, which stipulate that not more than 50% of the value of its shares shall be owned by five or fewer individuals at any time during the last half of the REIT’s taxable year, our Articles generally prohibit ownership of more than 9.8% of the outstanding shares of our capital stock by one person. However, our Articles provide that our board of directors may grant exceptions and approve a higher percentage of ownership for one or more individual stockholders, and has done so for our chairman, chief executive officer and president, Daniel S. Miller. Under the exception granted to him by the board, Mr. Miller, who now beneficially owns and immediately prior to this offering will own 100% of the company’s issued and outstanding shares of Common Stock, will be limited to owning, either directly or indirectly, of record or beneficially, no more than 28% of the aggregate value of all issued and outstanding shares of stock of all classes.

●	Such ownership restrictions may discourage a change of control and may deter individuals or entities from making tender offers for our capital stock that might otherwise be financially attractive to our stockholders or which might cause a change in our management.

●	Maryland’s Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within one of three increasing ranges of voting power. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our Common Stock by Daniel S. Miller or any of his affiliates. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than Mr. Miller or any of his affiliates.

●	Certain provisions of Maryland law applicable to us prohibit business combinations with:

○	any person who beneficially owns 10% or more of the voting power of our Common Stock, referred to as an “interested stockholder;”

○	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

○	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares of Common Stock and two-thirds of the votes entitled to be cast by holders of our Common Stock other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

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Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders with respect to our company, our directors, our officers or our employees (we note we currently have no employees). This choice of forum provision may limit the ability of one or more stockholders to bring a claim in a judicial forum that the stockholders believe is favorable for disputes with us or our directors, officers or employees, which may discourage meritorious claims from being asserted against us and our directors, officers and employees. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements, and we believe the risk of a court declining to enforce this provision is remote, as the Maryland General Corporation Law specifically authorizes the adoption of such provisions.

Our non-compliance with laws and regulations, should it occur, may impair our ability and the ability of our affiliates to arrange, service or otherwise manage our loans.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments owed to us on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Some states require nonfinancial companies, such as the company and Steward Lending, that originate, make or broker loans and other real estate investments, to obtain a real estate or other license in order to make commercial loans on a regular basis. Neither we, nor Steward Lending acting on our behalf, will originate, make or broker commercial loans in any state where such licenses are required until we and/or Steward Lending obtain the required licenses. We and Steward Lending may, in the future, affiliate ourselves with third parties, including other financial institutions or licensed real estate lenders or brokers, in order to be able to participate in loans in jurisdictions where our participation might otherwise be restricted.

Maintaining our Investment Company Act exemption could impose limits on our operations.

We intend to conduct our operations so that neither we, nor any subsidiaries we may establish, will be required to register as an investment company under the Investment Company Act.  We anticipate that we will hold real estate and real estate-related assets described below, although in certain cases we may hold them through wholly-owned or majority-owned subsidiaries.

We intend to conduct our operations so that we and any subsidiaries we create will not be required to register as investment companies under the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the Commission, requires us to invest at least 55% of our assets in “mortgages and other liens on and interests in real estate,” or “Qualifying Real Estate Assets,” and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets. In order to do so, we will need to comply with the conditions that are described in more detail in “Plan of Operation – Investment Company Act Considerations.” To the extent we fail to do so, we may be required to register under the Investment Company Act.

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Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the Commission as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.  In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our NAV, the amount of funds available for investment and our ability to pay distributions to our stockholders could be materially adversely affected. See “Plan of Operation – Investment Company Act Considerations.”

Risks Related to Certain Conflicts of Interest

There are conflicts of interest between the company, its management and their affiliates.

Steward Lending and Steward Servicing, entities affiliated with the company’s management, of which Daniel S. Miller is the principal executive officer and a director, originate and service the loans that the company invests in. All of the company’s agreements and arrangements with such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in its transactions with Mr. Miller and the affiliates, and the limitations on such parties adopted to address these conflicts are described in “Certain Relationships and Related Party Transactions”. The company, Mr. Miller and the company’s affiliates will try to balance the company’s interest with their own. However, to the extent that such parties take actions that are more favorable to other entities than the company, these actions could have a negative impact on the company’s financial performance and, consequently, on distributions to stockholders and the value of the shares of Class A Common Stock.

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The interests of Daniel S. Miller and the company’s affiliates may conflict with your interests.

The Company’s Articles, bylaws and Maryland law provide company management with broad powers and authority that could result in one or more conflicts of interest between your interests and those of Mr. Miller and the company’s affiliates. This risk is increased by the affiliated entities being controlled by Mr. Miller, who will own a substantial percentage of the Common Stock upon completion of the offering. Potential conflicts of interest include, but are not limited to, the following:

●	Mr. Miller and the company’s affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separate from the company, and you will not be entitled to receive or share in any of the profits, return, fees or compensation from any other business owned and operated by the Management and their affiliates for their own benefit.

●	The company has engaged and may in the future engage Mr. Miller or other companies affiliated with Mr. Miller to perform services, including Steward Lending, which receives a one-time origination fee of 2% of the principal amount of each loan it originates for the company, paid by the borrower at closing. The company does not pay any fees to Steward Lending. Steward Servicing receives an ongoing 1% fee, based on the outstanding principal amount of each loan it services for the company, paid monthly by the company and any co-lenders, pro rata in accordance with the portion of the aggregate principal amount of the loan provided by the company and each co-lender.

●	Mr. Miller and the company’s affiliates are not required to devote all of their time and efforts to the affairs of the company.

Our affiliate, Steward Lending, may have an incentive to originate loans that don’t meet our criteria in order to benefit from the increased amount of  fees that such loans could generate for the affiliate.  Such loans  may not be in our best interest.

Under its origination services agreement with the company, Steward Lending is entitled to receive an origination fee equal to 2% of the principal amount of each loan.  Steward Lending exclusively originates loans on behalf of the company in accordance with detailed guidelines provided by the company.  See “The Company’s Business --Guidelines for Making Loans.”  However  Mr. Miller’s control relationships with both entities may create disincentives for Steward Lending to act in the best interest of the company and its investors. For example, in order to generate greater income for itself by writing more loans, and being aware that borrowers will pay the origination fees instead of the company, Steward Lending may have an incentive to originate riskier loans for the company which do not comply with the company’s investment guidelines in one or more  material respects.  The company will impose penalties upon Steward Lending  if the company makes loans originated by Steward Lending under circumstances in which the creditworthiness of the borrower or the terms of the loan deviate materially from the guidelines.  These penalties may include depriving Steward Lending of its exclusivity or terminating the origination services agreement.

Risks Related to our Status as a REIT

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

We believe that our organization, prior and proposed ownership and method of operation have enabled and will continue to enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations, and also involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

●	we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

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●	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT;

●	the company would have to pay a corporate level tax on its income that would reduce cash available to fund distributions to stockholders or for internally funding growth of the company; and

●	a change in the company’s tax status during the life of the company could be treated by the IRS as a taxable event, in which case the stockholders could have tax liability without receiving a cash distribution from the company to enable them to pay such tax liability.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our Class A Common Stock. See “U.S. Federal Income Tax Considerations” for a discussion of certain U.S. federal income tax considerations relating to us and our Class A Common Stock.

Even if we qualify as a REIT, we may owe other taxes that will reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our stockholders, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under the Code. As another example, we are subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a taxable REIT subsidiary (“TRS”). Further, any TRS that we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to stockholders.

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REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

Although we intend to rely primarily on equity financing, it may be necessary, in order to maintain our REIT status and to meet the yearly REIT distribution requirements, for us to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our stockholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. We generally are required to accrue income from mortgage loans, mortgage-backed securities (which we do not currently plan to invest in), and other types of debt instruments currently over the term of the asset, even if we do not receive the cash payments corresponding to such income until later periods. Thus, all or a part of the anticipated increase in yield on the loans we hold that are attributable to deferred interest, exit fees and/or equity participation features generally must be accrued currently notwithstanding that the corresponding cash payment is deferred or uncertain. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to sell equity securities, which is our preferred method of providing working capital, or, if necessary, raise short- and long-term debt in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our Common Stock. In such cases our stockholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could result.

We intend to distribute our REIT taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that TRSs distribute their after-tax net income to their stockholders. Our taxable income may substantially exceed our net income as determined in accordance with U.S. generally accepted accounting principles, or GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to our stockholders in that year. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

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If we fail to invest a sufficient amount of the net proceeds from selling our Class A Common Stock in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our Class A Common Stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our Class A Common Stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.”

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our shares. We may be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our stockholders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance. As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.” The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer. No more than 20% of the value of our total securities can be represented by securities of one or more TRSs, and no more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or real property interests. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate from our portfolio or forego otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

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You may be restricted from acquiring, transferring or redeeming certain amounts of our Common Stock to the extent necessary to ensure that we comply with share ownership limitations required to preserve our status as a REIT.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our Articles contain an aggregate share ownership limit and a Common Stock ownership limit. Generally, any of the company’s shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any Common Stock owned by affiliated owners will be added together for purposes of the Common Stock ownership limit.

If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the Common Stock ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by the board of directors, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the Common Stock ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the Common Stock ownership limit, unless such ownership limit or limits have been waived by the board of directors, or in violation of the other restrictions on transfer or ownership in our Articles, bears the risk of a financial loss when the shares are redeemed or sold, if the NAV of the company’s shares falls between the date of purchase and the date of redemption or sale.

Our limits on ownership of the company’s shares also may require us to decline redemption requests that would cause other stockholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs, we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemptions of Shares of Common Stock.”

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Possible legislative, regulatory or other actions affecting the taxation of REITs could adversely affect our stockholders and us.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our stockholders or us. We cannot predict whether, when, in what forms, or with what effective dates, tax laws, regulations and rulings having an adverse effect on our stockholders or us may be enacted, promulgated or decided. These adverse effects could include an increase in our, or our stockholders’, tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect our financial condition, the results of operations and the amount of cash available for the payment of dividends.

Stockholders are urged to consult with their own tax advisors with respect to the impact that legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our shares.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a stockholder’s investment in our Class A Common Stock and may trigger taxable gain.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.”

Risks Related to the Offering

The determination of the offering price and other terms of the offering have been arbitrarily determined and may not reflect the value of your investment.

The offering price has been arbitrarily determined by the board of directors and may not bear any relationship to the book value of the company or any other established criteria or quantifiable indicia for valuing a business. Neither the company nor the board of directors represents that the shares of Class A Common Stock have or will have a market value equal to their offering price or could be resold (if at all) at their original offering price.

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The company is controlled by its CEO; stockholders will not have control over changes in our policies and operations, which increases the uncertainty and risks that our stockholders face.

The company’s CEO, Daniel S. Miller, currently holds all shares of the Class B Common Stock, and at the conclusion of this offering will continue to hold a significant portion of the company’s voting rights. Holders of Class B Common Stock are entitled to one vote for each such share held at a regular meeting of stockholders, subject to the provisions of Maryland law and the relevant provisions of the company’s Articles. Holders of Class A Common Stock, which the company is offering by this Offering Circular, are not entitled to vote. Among the important actions that the company may take and on which the holders of Class A Common Stock have no vote are the election or removal of directors; changes to the company’s targeted investments and investment guidelines; the approval of extraordinary transactions, such as mergers and significant asset sales; and amendments to the articles of incorporation.

This investment is highly illiquid.

There is no currently established market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer. Additionally, there are restrictions on the transferability of the shares of Class A Common Stock: any transfer that might result in ownership of more than 9.8% of the aggregate value of all of the company’s issued and outstanding shares of stock of all classes, requires the approval of our board of directors, which will rely in part on an opinion of counsel satisfactory to the company that the transfer will not create adverse tax consequences. Consequently, your ability to control the timing of the liquidation of your investment in the company will be restricted and you may not be able to liquidate your investment. You should assume that you may not be able to liquidate your investment for some time, or be able to pledge these shares as collateral, and should be prepared to hold your shares indefinitely.

Investors in this offering are bound by the governing law and jurisdiction provision contained in the subscription agreement, which limits an investor’s ability to bring lawsuits in connection with this offering.

Investors agree to be bound by the governing law and jurisdiction provisions contained in Section 6 of the subscription agreement. These provisions apply to claims that may be made regarding this offering and, among other things, limit the ability of investors to seek remedies outside of the State of New York. As such, these provisions may limit an investor’s ability to bring a claim in a judicial forum that the investor believes is favorable for such disputes and may discourage lawsuits with respect to such claims, or investors located outside the State of New York may have difficulty bringing a legal claim against the company due to geographic limitations. This limitation is likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which governs the subscription agreement, by a federal or state court in the State of New York. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of Class A Common Stock or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

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USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering, assuming we sell in this offering $50,000,000 in shares, the maximum offering amount. Our Class A Common Stock will be offered at $10.00 per share until December 31, 2018. After that date, our price per share will be adjusted annually and will be based on our NAV as of December 31, commencing on December 31, 2019, which means that we expect the price per share to be paid during 2020 will be based on the NAV calculated as of December 31, 2019.

We expect to use substantially all of the net proceeds from this offering (after paying offering expenses) (i) to finance the acquisition and development of Properties by our farmer-borrowers, (ii) to create a reserve fund to finance additional Properties, and/or (iii) for working capital. Any renovation or redevelopment reserve established with respect to a Property will consist of monies that are placed in an account at a major bank. These reserve funds will be accessed by the borrower on a typical construction-draw, installment basis as the farming work is performed on each Property. We expect that any expenses or fees payable to our affiliates, such as Steward Servicing for services in connection with servicing loans, will be paid from cash flow from operations. If those fees and expenses are not paid from cash flow (or not waived) they will reduce the cash available for investments and distributions to our stockholders, and will directly impact our annual NAV. See “Certain Relationships and Related Party Transactions” for more details regarding the fees that will be paid to our affiliates.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate loans and other real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high a return as we expect to earn on our real estate-related investments.

Maximum Offering Amount (1)
Gross Offering Proceeds	$50,000,000
Less:
Offering Expenses (2)(3)	$225,000
Estimated Amount Available for Investments	$49,775,000

(1)	This is a “best efforts” offering.
(2)	Investors will not pay upfront selling commissions in connection with the purchase of our Class A Common Stock.
(3)	Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars, mailing and distribution costs, telephone, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

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THE COMPANY’S BUSINESS

Overview

The company is a corporation formed in Maryland. The primary purpose of the company is to provide financing to farmers and ranchers to purchase agricultural land and make investments in their farm business. The company focuses on sustainable agriculture, aquaculture, and forestry.

The company will consider other vehicles, such as crowdfunding, for investing along with other individuals or entities in connection with the financing of a particular Property. The company may, at the discretion of the board of directors, invest in any of the mortgages relating to such financings on such terms as the board of directors may deem appropriate.

The company targets lending to small-scale farmers and ranchers operating on less than one hundred acres. The company focuses on lending to farmers using sustainable and ecologically sound farming practices.

The Properties are expected to be located across the United States, though over time the company may expand its operations to foreign markets. Key factors in determining the viability of a project are the experience of a farmer or rancher, cost and availability of land, and the size of the local market for high-quality, sustainable agricultural products. The company seeks to preserve capital and produce attractive short to mid-term returns. To achieve this goal, the company will seek to finance farmers outside the focus of the traditional agricultural lending market, targeting borrowers with existing farming experience, sustainable practices, defined products offerings, and direct sales channels who are ready to invest for the long term.

The company believes that while local agriculture has grown significantly over the last decade, there exists a gap for local, small-scale operators focused on non-commoditized farm products, mainly due to a lack of traditional financing. The company believes that these inefficiencies in the market provide opportunities for investors with a detailed understanding of and connection to local real estate and agricultural markets.

The company targets making monthly dividend payments and the distribution of 100% of annual net income. The company targets a loan-to-cost ratio (also referred to as “LTC”) of 65-85% for each project, but does not intend to use leverage at the portfolio level for the foreseeable future. The LTC ratio is a metric used in commercial real estate construction to compare the financing of a project as offered by a loan to the cost of building the project. The LTC ratio allows commercial real estate lenders to determine the risk of offering a construction loan.1

The Properties the company has already financed, consisting of real estate located in Detroit, Michigan, Kinzers, Pennsylvania, and Cave Junction, Oregon are illustrative of the Properties that the company seeks to finance. Each of the Detroit Properties consists of less than one acre, vacant at purchase and now converted to agricultural use for fruits and vegetables, with each borrower planning to purchase additional acreage over time. The Kinzers Property is a 50 acre diversified grain and dairy farm. The Cave Junction Property is a 25 acre hemp farm.

We financed the two Detroit Properties in the form of a first-mortgage construction loan. The first loan was 85% LTC with a maximum principal balance of $75,000 at an interest rate of 10.0% per annum. The second loan was 82.5% LTC with a maximum principal balance of $120,000 at an interest rate of 9.5% per annum. We closed on the loans on June 20, 2017 and August 23, 2017, respectively. We financed the Kinzers Property in the form of a bridge loan, which is expected to be converted into a first-mortgage loan by the end of 2018. The loan has a maximum principal balance of $150,000 at an interest rate of 8.0% per annum. We closed on the loan on June 15, 2018. We financed the Cave Junction Property in the form of a first-mortgage construction loan, at 80% loan-to-cost with a maximum principal balance of $640,000 at an interest rate of 9.5% per annum. We closed on the loan on July 12, 2018. In the event that the proceeds received in this offering are insufficient to finance the purchase and development of any existing Properties or other Properties yet to be selected, affiliates of the company may purchase Class A and/or Class B Common Stock in the company for the funds necessary to consummate the transactions on commercially reasonable terms.

1 https://www.investopedia.com/terms/l/loan-to-cost-ratio-ltc.asp

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Application Process

Potential borrowers submit applications for financing on the web platform www.gosteward.com, owned by affiliate Steward Technologies Ltd., where they complete a questionnaire regarding their project that seeks information on their farm experience, loan amount requested, proposed use of funds, current property information, and future property plans. For each borrower, the company requires a detailed business plan and financial projections, which are subject to the review and approval by a farm consultant dedicated to each project.

The company runs a number of compliance and due diligence checks on a borrower and its principals to determine creditworthiness and to prevent fraud, which include but are not limited to:

●	Submission of a proposal, including stated purpose for the loan;
●	Formation documents, such as articles of association or certificate of incorporation and evidence of state or local registrations;
●	Submission of an annual report, financial statements or statements regarding gross annual revenue or income, as applicable;
●	Description and evidence of collateral;
●	Background checks on owners, directors or stockholders of more than 25% of the borrower, including, among other things, submission of passports or other identification documents, checking for previous bankruptcies, SEC/FINRA violations, US Postal Service “money orders” false representations, criminal convictions, and court injunctions or restraining orders;
●	Performance of OFAC and sanctions checks;
●	Search for and review of media reports for negative statements; and
●	Submission of the borrower’s organizational structure.

Guidelines for Making Loans

Steward Lending exclusively originates loans on behalf of the company in accordance with detailed guidelines provided by the company, which are summarized below. The company will impose penalties upon Steward Lending if the company makes loans originated by Steward Lending under circumstances in which the credit worthiness of the borrower or the terms of the loan deviate materially from the guidelines. These penalties may include depriving Steward Lending of its exclusivity or terminating the origination services agreement under which Steward Lending provides its services.

●	Sectors: Agriculture, Aquaculture, Forestry.
●	Geography: United States primarily, but will consider loans in other countries.
●	Farm Type: Varied, including, among others, fruit and vegetable, livestock, poultry and dairy.
●	Loan Size: $25,000 - $1,000,000.
●	Project Size: 1-100 acres, although the company may consider projects smaller and larger.

●	Interest Rates: 8-12% annual interest, although the company will consider interest rates below or above these parameters, depending on the unique circumstances of each project.
●	Borrower Equity: 15%+ as a percentage of the total project cost, although the company reserves the right to make exceptions in unique circumstances.
●	Project Stage: Acquisition, construction, development and/or stabilization.
●	Term: 1-5 years, although loans to stabilized operations may be longer-term.
●	Farming Practices: Sustainable farming, using techniques that protect the environment, public health, human communities, and animal welfare.
●	Farming Experience: Borrowers should have at least 3 years of experience.
●	Due Diligence: Business, financial, and legal review of borrower. Farm consultants are engaged to vet the specifics of each farm, selected by geographic and/or sector expertise.
●	Collateral: Primarily secured lending in the form of a first mortgage loan, but will consider leasehold, equipment, and unsecured loans, subject to Investment Company Act considerations. See “Plan of Operation – Investment Company Act Considerations.”

Borrowers’ Use of Funds

Generally, borrowers will use loan proceeds to purchase and/or make investments in a Property, including but not limited to, purchasing land; amending soil; installing utilities, fences, irrigation systems and hoophouses/greenhouses; purchasing equipment; establishing storage; and processing and transporting farm goods. The two Detroit Properties have been adapted for agricultural use, which included installing utilities such as water, amending the soil, preparing planting beds and installing irrigation. Each farm has installed hoophouses to shelter crops and maintain temperatures. The Kinzers Property purchased equipment for value-added processing of raw milk into plain milk, butter, cream, and other dairy products; the company intends to become the first mortgage lender on the property by the end of 2018. The Cave Junction Property borrower intends to use the loan proceeds for the purchase of land, preparation of soil, and improvement of post-harvest processing facilities, specifically for curing and drying.

Borrowers receive an initial disbursement under a loan, followed by subsequent drawdowns. For each drawdown, the company requires the borrower to submit invoices, lien waivers and proof of existing work. Drawdowns are compared against a project budget prepared for the initial loan closing. Drawdowns cannot exceed the overall loan amount.

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Market

USDA estimates that total farm real estate debt is expected to reach $239 billion in 2018.3

In 2015, 90% percent of U.S. farms were small family operations with under $350,000 in annual gross cash farm income (GCFI)—a measure of revenue that includes sales of crops and livestock, Government payments, and other farm-related income. These small farms, however, only accounted for 24% of the value of production.4

The company targets small to medium sized farms (of which sub-$350,000 income is a good estimate), so 24% of the $239 billion loan market equals an $57.4 billion addressable market in the US.

The company focuses on farms practicing sustainable and regenerative agriculture, a part of the market we expect to continue to grow due to increasing consumer demand for higher quality, sustainable food and the importance of sustainable agriculture in environmental policy.

Competition

The company will face competition from other individuals or entities financing land for agricultural use in the United States, including Farm Credit, the USDA Farm Service Agency (“FSA”), and Kickstarter. Farm Credit is a nationwide network of lending institutions owned by its customers. FSA offers financing to family-sized farmers and ranchers. Kickstarter is the largest donation crowdfunding platform in the United States and has a targeted sector for Food and Farms, although Kickstarter’s product is not directly comparable, since contributors make a donation as opposed to an investment.

Existing agricultural lenders have significantly more resources than the company, but we believe they are limited in their flexibility. The main existing agricultural lender, USDA, is backed by the federal government, so it has significant funding capacity and a low cost of capital. USDA lending programs are set by legislation and rigorous rulemaking. If a borrower does not fit within USDA program requirements, terms often cannot be adjusted to accommodate a borrower’s specific circumstances.  Other existing non-governmental agricultural lenders such as the Farm Credit network have more flexibility than the USDA, but they often do not focus on small-scale, emerging, diversified farming operations, especially those growing non-commodity products.

The company does not compete directly with competitors on price; the company competes on the basis of its flexibility, speed, and values. Our loans are funded directly from our balance sheet, so we have the ability to structure a loan according to the needs of the farmer, without having to comply with fixed frameworks of bank or government loan programs. As a private lender we can move quickly to arrange and close financings.  In addition, because the company focuses on farms practicing sustainable and regenerative agriculture, we align with the values of these farmers and help them promote their story and mission to investors. Neither the company nor its borrowers are low-cost producers. Instead, we compete on quality and values.

Personnel

The company has no employees. The company has not yet paid or agreed to pay its directors. The company has only paid compensation to a single officer, Mr. Woods. Currently, Mr. Miller has not received compensation from the company or its affiliates. Mr. Woods is compensated by the Company and SAFP. Mr. Miller’s and Mr. Woods’ services, and the services of other personnel, are provided to us under the Intercompany Services and Cost Allocation Agreement. See “Certain Relationships and Related Party Transactions.”

In the future the company may have to pay its officers, directors and other employees, which will impact the company’s financial condition and results of operations, as discussed in “Plan of Operation.” The company may choose to establish an equity compensation plan for its management and other employees in the future.

Intellectual Property

The company does not own any patents, copyrights or trademarks. It licenses software from its affiliate Steward Technologies to offer investments and manage investors.

Litigation

The company and its executive officers are not currently a party to any legal proceedings.

Premises

The company currently leases its premises and owns no significant plant or equipment.

3 https://www.ers.usda.gov/topics/farm-economy/farm-sector-income-finances/assets-debt-and-wealth/

4 https://www.ers.usda.gov/amber-waves/2017/march/large-family-farms-continue-to-dominate-us-agricultural-production/

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Regulation

The company’s business practices and the Properties are regulated by numerous federal, state and local laws, including but not limited to the following:

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate and agricultural land. Such laws and regulations tend to discourage activities with respect to some Properties, and may therefore adversely affect us specifically, and the real estate industry in general. Our failure to uncover and adequately protect against environmental issues in connection with a target financing of real estate may subject us to liability as lender to such Property or asset, even if, as is the case with the Properties already financed and planned to be the case in all future financings, the borrowers are contractually obligated to indemnify us against environmental liability. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. The company may be held liable for such costs as a subsequent lender to each Property. Liability can be imposed even if the original actions were legal and the company had no knowledge of, or was not responsible for, the presence of the hazardous or toxic substances. Further, the company may also be held responsible for the entire payment of the liability if it is subject to joint and several liability and the other responsible parties are unable to pay.  The company may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos-containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect us.

Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against the company for personal injury associated with ACMs.

Americans with Disabilities Act

Under the Americans with Disabilities Act, or ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. All Properties must comply with the ADA to the extent that they are considered “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in public areas of each Property where such removal is readily achievable. We believe that our Properties are in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. In addition, we will continue to assess our compliance with the ADA and to make alterations to each Property as required.

Other Laws and Regulations

The company’s borrowers are required to operate the Properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our Properties. Our borrowers are also required to comply with labor laws and laws which prohibit unfair and deceptive business practices with consumers.  The Properties are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning real estate transactions in general. These laws may result in delays if the Properties are re-developed. Additionally, these laws might cause our borrowers to incur substantial compliance and other costs and adversely affect their ability to repay our loans.  The company may decide to lend borrowers additional funds to enable them to comply with those requirements and these expenditures could have a material adverse effect on our ability to pay dividends to stockholders at historical levels or at all.

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PLAN OF OPERATION

The following discussion of our financial condition and results of operations for the period from inception to December 31, 2017 should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

The primary purpose of the company is to provide financing to farmers and ranchers to purchase agricultural land and make investments in their farm business, with a focus on sustainable agriculture, aquaculture, and forestry. We have financed three Properties in the form of a first-mortgage construction loan and one in the form of a bridge loan, which we expect to convert to a first-mortgage loan by the end of 2018. The first loan was 85% LTC, with a maximum principal balance of $75,000, at an interest rate of 10.0% per annum. The second loan was 82.5% LTC, with a maximum principal balance of $120,000, at an interest rate of 9.5% per annum. The third loan is for a maximum principal balance of $150,000, at an interest rate of 8.0% per annum. The fourth loan is for a maximum principal balance of $640,000, at an interest rate of 9.5% per annum. We closed on the loans on June 20, 2017, August 23, 2017, June 15, 2018, and July 12, 2018 respectively.

To date, the company has been the sole lender in its first two loan financings, following the assignment to it of those loans by Steward Lending, and a co-lender in the third and fourth loan financing. In the future, it is intended that Steward Lending, as Administrative Agent to the lender, will sign all closing documents for the lenders, including the company. The company may invest as part of a syndicate or other participatory arrangement with co-investors in connection with the financing of some Properties, such as via crowdfunding. The company may, at the discretion of the board of directors, invest in any of the mortgages on those Properties on such terms as the board of directors may deem appropriate.

Daniel S. Miller is the principal executive officer of the company. Through entities he controls, he intends to enter into related party agreements in the future where significant conflicts of interest may exist. The interests of our management and their affiliates could result in decisions adverse to the company’s stockholders and their decisions may negatively impact the value of your investment. Our management may earn a profit from related party transactions while our investors may lose their entire investment. See “Risks Related to Certain Conflicts of Interest” and “Certain Relationships And Related Party Transactions.”

The company intends to qualify as a REIT beginning with the taxable year ending December 31, 2018, which may be extended to the taxable year ending December 31, 2019, in our board of director’s discretion. Net proceeds from this offering will be used by the company (i) to finance one or more Properties, (ii) to create a reserve fund to finance additional Properties, and/or (iii) for working capital.

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Results of operations

For the period from March 7, 2017 (inception) through December 31, 2017, the company earned interest income from the two Detroit Properties totaling $5,814. After establishing a loan loss provision of $4,731, the company’s net interest income for the period was $1,083.

The company’s operating expenses consist of general and administrative expenses and loan servicing costs. General and administrative expenses were $7,100 during the period from inception until December 31, 2017 and consisted of tax consulting services of $1,100 and prepaid audit expenses of $6,000. We expect our expenses to increase due to regulatory, compliance, legal, and accounting costs associated with what we expect to be a growing number of investors and Properties. Loan servicing costs for the period were $594, which we paid to our affiliate Steward Servicing in connection with the two loans already originated. The company does not currently have its own personnel, who are provided by its affiliate, SAFP, pursuant to the Intercompany Services and Cost Allocation Agreement. The company expects to assume sole responsibility for the compensation of its personnel when the complexity and magnitude of its operations make it no longer feasible under that agreement for SAFP to support certain of the company’s service departments and functions together with those of its other corporate affiliates. As of the date of this Offering Circular, SAFP has not allocated any compensation expenses to the company.

Liquidity and Capital Resources

As of December 31, 2017, the company’s cash on hand was $41,503. As of that date, we had total assets of $204,458 and total liabilities of $69, representing accrued loan servicing costs owed to Steward Servicing.

Since the company’s inception, the company raised funds by accepting investments from affiliates of the company. This money was utilized for certain start-up costs and ongoing operating capital. We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to finance loans from other equity and debt offerings, including investments by affiliates, and/or cash on hand.

Our Properties

The table below sets forth information regarding the existing Properties.

Borrower	Location	Loan Type	Interest Rate	Date	Maturity	Amount	Funded[5]		LTC
ACRE LLC	Detroit, MI, USA	First Mortgage	10%	June 20, 2017	July 15, 2022	$75,000	$74,446.86		85%
Fisheye Farms, LLC	Detroit, MI, USA	First Mortgage	9.5%	August 23, 2017	September 15, 2022	$120,000	$102,429.84		82.5%
Beiler’s Heritage Acres	Kinzers, PA, USA	Bridge	8.0%	June 15, 2018	June 15, 2019	$150,000	$139,812.00	[6]	N/A
Hope Mountain Holdings LLC	Cave Junction, OR, USA	First Mortgage	9.5%	July 12, 2018	August 15, 2023	$640,000	$500,000.00	[7]	80%

5 As of August 1, 2018

6 The company funded $12,312 of the loan amount. The remainder was funded by a co-investor.

7 The company funded $5,000 of the loan amount. The remainder was funded by a co-investor.

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Investment Company Act Considerations

We intend to conduct our operations so that neither we nor any subsidiaries we may establish will be required to register as an investment company under the Investment Company Act.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the Commission, requires us to invest at least 55% of our assets in Qualifying Real Estate Assets and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets. We intend to treat as Qualifying Real Estate Interests any interests in real estate mortgage loans that are fully secured by real estate and certain subordinated or mezzanine loans.

On August 31, 2011, the Commission issued a concept release titled “Companies Engaged in the Business of Acquiring Mortgages and Mortgage-Related Instruments” (Commission Release No. IC29778). Under the concept release, the Commission is reviewing interpretive issues related to the Section 3(c)(5)(C) exclusion. The potential outcomes of the Commission’s actions are unclear as is the Commission’s timetable for its review and actions. If the Commission determines that any of our securities are not Qualifying Real Estate Assets or real estate-related assets or otherwise believes we do not satisfy the exclusion under Section 3(c)(5)(C), we could be required to restructure our activities or sell certain of our assets. The net effect of these factors could be to lower our net returns.  Further, if we fail to qualify for exclusion from registration as an investment company due to such changes, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described. Our business would be materially and adversely affected.

Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act.  The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business.  The staff of the Commission has issued little additional interpretive guidance with respect to Section 3(c)(6).  To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C).  In such a case, we intend that more than 55% of our assets would be held in, and more than 55% of our income would be derived from, a combination of our interests in our majority-owned subsidiaries, and Qualifying Real Estate Assets.  Our majority-owned subsidiaries would rely on Section 3(c)(5)(C), described above.  Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act.  Consequently, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.

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If the staff of the Commission were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company that is a majority-owned subsidiary of such person.  For purposes of Section 3(c)(6) of the Investment Company Act, we intend to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries.  We will make any determination of whether an entity is a majority-owned subsidiary of the company.  We have not asked the staff of the Commission for its concurrence with our analysis, and it is possible that the staff of the Commission could disagree with any of our determinations.  If the staff of the Commission were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

The assets we and any subsidiaries may acquire are limited by the provisions of the Investment Company Act, the rules and regulations promulgated under the Investment Company Act, and interpretative guidance from the Commission and its staff.  These limitations may adversely affect our performance.  In addition, to the extent the Commission’s staff provides different or more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly.  Any additional guidance from the Commission or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.  The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets, or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

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Interest Income

Interest income is earned and recognized on the outstanding balance of the promissory notes and is calculated in accordance with their contractual terms. Recognition of interest income commences on the settlement date of the promissory note and continues through the end of the note term.

Interest on loans is credited to income as earned. Interest receivable is accrued only if deemed collectible. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collection of interest. When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income.

Interest income generally is not recognized on impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction to the loan principal balance. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

Loans Held for Investment

Loans held for investment will be carried at cost, net of the allowance for loan losses. The company advances up to 85% of the fair value of the assets. Amortization of deferred loan fees and costs are discontinued for loans placed on nonaccrual. Any remaining deferred fees or costs and prepayment fees associated with loans that payoff prior to contractual maturity are included in loan interest income in the period of payoff. Loan commitment fees received to originate or purchase a loan are deferred and, if the commitment is exercised, recognized over the life of the loan as an adjustment of yield or, if the commitment expires unexercised, recognized as income upon expiration of the commitment. Loans held for investment are not adjusted to the lower of cost or estimated market value because it is management’s intention, and the company has the ability, to hold these loans to maturity. We generally require real estate as collateral on our loans. In addition, we require non-recourse carve-out guarantees, which provide additional security under the loans.

A loan is considered to be impaired when it is probable that the Company will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. We review loans for impairment when the loan is classified as substandard or worse, delinquent 90 days, determined by management to be collateral dependent, or when the borrower files bankruptcy or is granted a troubled debt restructure. Measurement of impairment is based on the loan’s expected future cash flows discounted at the loan’s effective interest rate, measured by reference to an observable market value, if one exists, or the fair value of the collateral if the loan is deemed collateral dependent. The company selects the measurement method on a loan-by-loan basis except those loans deemed collateral dependent. All loans are generally charged-off at such time as the loan is classified as a loss.

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Allowance for Loan Losses

In June 2016, the Financial Accounting Standards Board “FASB” issued Accounting Standards Update “ASU” 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. For public business entities, the amendment is effective for annual periods beginning after December 15, 2019 and interim periods within those annual periods. We have adopted this pronouncement for the financial year ended December 31, 2017.

The company maintains an allowance for loan losses at a level deemed appropriate by management to provide for all known or inherent risks in the loan at the reporting date. A loan is impaired when it is probable that we may not collect all principal and interest payments according to the contractual terms of the loan agreement.

Our determination of the adequacy of the allowance for loan losses will be based on an evaluation of the composition of the loan, historical loss experience, industry charge-off experience on farm loans, current economic conditions, and other relevant factors in the area in which the company’s lending activities are based. These factors may affect the borrowers’ ability to pay and the value of the underlying collateral. The allowance is calculated by applying loss factors to loans held for investment according to loan program type and loan classification. The loss rate, at present, we use is based on data published by the USDA Farm Services Administration and has initially established at 3% of principal and interest outstanding. Additions and reductions to the allowance are reflected in current operations.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the company. Unobservable inputs are inputs that reflect the company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Income Taxes

We intend to make an election to be taxed as a REIT for U.S. federal income tax purposes. As a REIT, we generally are not subject to corporate-level federal and state income tax on net income we distribute to our stockholders. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement to distribute at least 90% of our taxable income to our stockholders. Even if we qualify as a REIT, we may be subject to certain federal, state, local and foreign taxes on our income and property and to federal income and excise taxes on our undistributed taxable income. If the company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal, state, and local income taxes and may be precluded from re-qualifying as a REIT for the four taxable years following the year in which the company fails to qualify as a REIT.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The company’s executive officers and directors are listed below. The executive officers are employees of the company’s affiliate, SAFP.

Name	Position	Age	Term of Office
Executive Officers
Daniel Steuer Miller	Chairman, CEO, CFO, COO, President	31	Indefinite (since inception)
John Foster Woods	CLO, CCO	71	Indefinite (since May 2017)
Directors
Daniel Steuer Miller	Chairman, CEO, CFO, COO, President	31	Indefinite (since inception)*
Marc David Maltz	Independent Director	65	Indefinite (since April 1, 2018) *

*    Directors are elected each year to serve until their successors have been duly elected or appointed.

Daniel S. Miller

Daniel S. Miller is currently our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, and Chairman of the Board. He has served in those positions since the company’s inception on March 7, 2017. Dan’s experience and passion lies at the intersection of technology, finance, real estate, and agriculture. Dan founded Steward and has been the sole funder of the company since inception. Prior to Steward, from 2010 – 2015, Dan was Co-Founder, President and Director of Rise Companies Corp., the parent company of Fundrise. Fundrise is the first and largest real estate crowdfunding platform in the United States, having facilitated more than $350 million of investments since inception. Dan’s family has a long history in real estate and agriculture. His father founded and operates Western Development Corporation, his family’s real estate organization, which has developed more than 20 million square feet in its 50-year history. Dan’s maternal family has been farming on the Eastern Shore of Maryland since 1884, when his great-great-grandfather emigrated from Germany. Dan holds a B.S. and M.B.A. from The Wharton School at the University of Pennsylvania.

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John F. Woods

John F. Woods is currently our Chief Legal Officer and Chief Compliance Officer. He has served in those positions since November 2017. He served previously as our General Counsel from May 2017 to December 2017. Prior to joining us, he was in private law practice in Annapolis, Maryland, from June 2015 to May 2017, representing technology companies, healthcare providers and other businesses in corporate and securities matters. From March 2013 to May 2015, he was General Counsel of EngagePoint, Inc., a middle-market provider of software solutions to companies in the healthcare administrative sector. At EngagePoint, he played a key role in negotiating financing from banks and private equity firms. His prior experience includes 12 years as a corporate and securities partner at PattonBoggs LLP (now SquirePattonBoggs LLP), a large Washington, D.C.-based law firm where his clients ranged from early-stage technology companies to large publicly and privately held corporations, among them several agribusinesses. He holds a J.D. degree from Harvard Law School and a B.A. degree with high honors in American History & Literature from Harvard College.

Marc D. Maltz

Marc D. Maltz is an executive coach and advisor. He has helped CEOs, presidents, boards and senior officers develop and transform their organizations, manage risk and improve productivity for over 20 years. His work in organizational and leadership development, change management and organizational resilience has enabled clients to gain critical personal insight to tackle difficult situations and achieve new levels of success. Marc specializes in helping clients develop organizational resiliency, a key component for any firm navigating complex business conditions, shifts in the marketplace or other organizational trauma. Marc is a partner of Triad Consulting Group LLC (since 1993), a Principal of the Boswell Group LLC (since 1998) and a member of Reboot.io (since 2016). He is a Registered Organizational Development Professional, and a member of the A.K. Rice Institute and the International Society for the Psychoanalytic Study of Organizations. He is on the board of directors of the Gordon Lawrence Foundation and Patron Technologies. Marc has an M.B.A. and holds postgraduate certificates from MIT, the Wharton School and the William Alanson White Institute for Psychology and Psychoanalysis.

Compensation of Directors and Executive Officers

Our board of directors has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity. However, we currently do not intend to pay our board members any compensation. The company currently compensates only one of its officers, Mr. Woods, who is also paid by affiliate SAFP. SAFP allocates compensation costs for services provided by the company’s officers pursuant to the Intercompany Services and Cost Allocation Agreement, which currently requires SAFP to pay for all employees.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of April 30, 2018, the voting securities of the company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the company’s voting securities, or having the right to acquire those securities. The company’s voting securities include all shares of Class A Common Stock, Class B Common Stock and all shares of Preferred Stock.

Name and address of beneficial owner	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Daniel Steuer Miller (1) 228 Park Ave S #83098 New York, NY 10003	Class B Common Stock	30,000 shares (1)	None	100%
Myrtle Grove Ventures LLC 228 Park Ave S #83098 New York, NY 10003	Class B Common Stock	30,000 shares	None	100%
All current officers and directors as a group (3 people)	Class B Common Stock	30,000 shares	None	100%

(1) All shares are owned of record by Myrtle Grove Ventures LLC (“MGV”). Mr. Miller owns 99% of the membership interests of MGV and beneficially owns the remaining 1% interest through Myrtle Grove Ventures Manager, Inc.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Some of the parties involved with the operation and management of the company, including Daniel S. Miller, have other relationships that may create disincentives to act in the best interest of the company and its investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company. See “Risk Factors -- Risks Related to Certain Conflicts of Interest.”

Relationships of the Chief Executive Officer of our Company

Daniel S. Miller, the chief executive officer of the company, runs the day-to-day and other affairs of the company. Dan is the 100% beneficial owner of the following affiliated entities:

●	Steward Lending LLC

●	Steward Servicing LLC

●	Steward Agricultural Funding Portal LLC

●	Steward Holdings (US), Inc.

●	Steward Technologies Ltd.

●	Myrtle Grove Ventures LLC

●	Myrtle Grove Ventures Manager, Inc.

As a result of his interests in the other affiliated entities and the fact that he engages in and will continue to engage in other business activities on behalf of himself, Dan will face conflicts of interest in allocating his time among the company, other affiliated entities and other business activities in which he is involved.

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Fees to be Paid to Affiliates

Certain of the company’s affiliates will receive fees for services relating to the origination and servicing of its loans, as well as other services necessary to the operation of its business.

Steward Lending receives a one-time origination fee of 2% of the principal amount of each loan it originates for the company, paid by the borrower at closing. The company does not pay any fees to Steward Lending under an origination services agreement.

The company has entered into a servicing agreement with Steward Servicing, under which Steward Servicing receives an ongoing 1% fee, based on the outstanding principal amount of each loan it services for the company, paid monthly by the company.

SAFP has applied for a funding portal license from the Commission to facilitate individual investment by third-party investors in the loans to be financed by the company. It is currently contemplated that SAFP will not charge fees to the company. Employees of SAFP, including the company’s executive officers, currently provide services to the company under the Intercompany Services and Cost Allocation Agreement and are compensated by SAFP. As of date of this Offering Circular, the company has not made any payments to SAFP pursuant to the agreement.

Steward Holdings (US), Inc. is an affiliate of the Company and the lessee of the company’s principal office. It is currently contemplated that Steward Holdings (US), Inc. will not charge fees to the company.

Steward Technologies Ltd. and the company have entered into a platform license and technology services agreement. Steward Technologies also provides software to the company and SAFP. As of the date of this Offering Circular, Steward Technologies does not receive any fees from the company under the agreement.

The items of compensation are summarized in the following table. Neither the company nor any affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of shares of our Class A Common Stock.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Acquisition Stage
Origination Fee – Steward Lending	One-time origination fee equal to 2% of the principal amount of each loan originated by Steward Lending, payable at the closing of the loan.	Paid by borrower to Steward Lending, not by the company. Actual amounts are dependent upon the amount borrowed; we cannot determine these amounts at the present time.
Operational Stage
Servicing Fee – Steward Servicing

Annual servicing fee equal to 1.0% of the outstanding principal amount of each loan serviced by Steward Servicing, paid monthly by the company and any co-lenders, pro rata in accordance with the portion of the aggregate principal amount of the loan provided by the company and each co-lender.

Paid by the company to Steward Servicing. Actual amounts are dependent upon the amount and timing of payments received by the company on loans; we cannot determine these amounts at the present time.
Technology Fee – Steward Technologies	Steward Technologies provides software to the company under a platform license and technology services agreement.	As of the date of this Offering Circular, Steward Technologies does not receive any fees from the company under the agreement.

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Potential Additional Investments by Affiliates

We are seeking to raise funds through this offering for working capital to fund our start-up and development activities, as well as our initial loan investments. If we do not raise sufficient funds in the offering, Daniel S. Miller and certain of his affiliates have provided and expressed their willingness, though not contractually obligated to do so, to continue to provide funds for the company’s operations, including through purchases of additional equity, for the earlier of 18 months or the date upon which the company has obtained sufficient capital from other sources. If we are unable to obtain sufficient amounts of capital, we may be required to reduce the scope of our planned loan operations, which could harm our business, financial condition and operating results.

In addition, we expect that affiliates and family members of Mr. Miller, including an entity controlled by his parents, will invest pari-passu as co-lenders of loans originated by Steward Lending.

Conflicts of Interest Policy

In order to minimize any actual or perceived conflicts of interest between the company and our directors, officers, employees and affiliates, we have adopted a conflicts of interest policy to address some of the conflicts that may arise in connection with our activities. There is no assurance that this policy will be adequate to address all of the conflicts that may arise or that it will address such conflicts in a manner that is favorable to us. Our board of directors may modify, suspend or rescind our conflicts of interest policy without a vote of our stockholders.

Some of the parties involved with the operation and management of the company, including Daniel S. Miller, have other relationships that could give rise to conflicts of interest with the company and create disincentives on the part of these individuals to act in the best interest of the company and its investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company. See “Risk Factors -- Risks Related to Certain Conflicts of Interest;” “Conflicts of Interest;” “Certain Relationships and Related Party Transactions.”

Our Conflicts of Interest Policy addresses several of the most common examples of situations that may cause a conflict of interest. However, directors, officers and employees are required to disclose to the board of directors, by notifying the Chief Legal Officer, any contemplated action that may be, or appear to be, a conflict of interest, and obtain the board’s approval in advance before engaging in such action. The company reserves the right to withhold approval in its sole discretion.

Examples of such conflicts could include, but are not limited to:

●	Accepting outside employment with, or accepting loans or other personal payments from, any organization that does business with us or is one of our competitors;

●	Serving on boards of directors or similar bodies for an outside company or government agency;

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●	Accepting or giving gifts of more than modest value to or from vendors or clients of the company;

●	Investing in a competitor, supplier, customer, or distributor under circumstances in which the decisions of the company director, officer or employee making the investment may have a business impact on this outside party;

●	Competing with the company for the purchase, sale or mortgaging of property, for services or for other interests, or taking personal advantage of an opportunity in which the company has an interest;

●	Personally having immediate family members who have a financial interest in a firm which does business with the company; and

●	Having an interest in a transaction involving the company or a customer, business partner or supplier (not including routine, low-percentage equity investments in publicly traded companies).

The company complies with the provisions of the Maryland General Corporation Law regarding “interested director transactions.” Those provisions prescribe the disclosures which must be made to, and the procedures which must be followed by the company’s board of directors, or, in the alternative, the company’s stockholders, in voting upon whether to approve a contract or other transaction between the company and any of its directors or between the company and any other corporation, firm, or other entity in which any of its directors is a director or has a material financial interest. The company will not approve any such contract or transaction unless it is fair and reasonable to the company.

Like some REITs, the company does not currently have any employees and relies on affiliates to provide the services necessary to operate the company. The company’s executive officers are employed by the company’s affiliate, SAFP, whose employees devote a portion of their time to the affairs of the company and other affiliates. Unlike some REITs, however, the company does not pay SAFP any transaction fees for services, thereby avoiding services that may not necessarily align with the interests of our stockholders, such as fees based on the amount of property acquisitions and assets under management.

The company and its corporate affiliates are parties to an Intercompany Services and Cost Allocation Agreement. Under that agreement, SAFP is the sole provider of the personnel staffing the service departments or performing the functions described in the agreement that are being shared by its affiliates. Under the agreement, SAFP does not charge any of its affiliates for the indirect costs of such shared services. However, each affiliate is responsible for paying its respective direct costs.

The executive officers and employees of SAFP may manage other affiliates of the company that are paid by the company for services provided, such as loan servicing fees. These executives and employees are prohibited from managing any entities that compete with the company.

Before engaging in a transaction involving any other affiliate of our company, SAFP must conclude that the transaction is fair and reasonable to us (and any affiliates of which it is also a manager, if applicable) and that it is on terms and conditions not less favorable to us than those available from unaffiliated third parties.

SAFP and its affiliates, Steward Lending and Steward Servicing, all three of which are New York limited liability companies, are wholly owned subsidiaries of Myrtle Grove Ventures LLC, a New York limited liability company in which Daniel S. Miller owns a 99% equity interest. Steward Lending and Steward Servicing have served and for the foreseeable future are expected to serve, as the company’s exclusive provider of loan origination services and loan servicing, respectively. Steward Lending’s origination fee is paid by the company’s borrowers pursuant to a contract entered into between the borrower and Steward Lending. Steward Servicing’s fee is paid by the company, if the company is the sole lender, or by the company and any co-lenders pro-rata in accordance with the respective percentages of the total loan amount paid by each of them. Before Steward Lending enters into a loan origination agreement with one of the company’s borrowers or Steward Servicing enters into a loan servicing agreement with the company and the company’s co-lenders, our company’s board of directors must conclude that the transaction is fair and reasonable to us and that such agreements are on terms and conditions not less favorable to us than those available from unaffiliated third parties.

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SECURITIES BEING OFFERED

General

The company is offering up to 5,000,000 shares of Class A Common Stock in this offering.

The following description summarizes the most important terms of the company’s capital stock, as of the date of this Offering Circular, and as proposed to comply with the ownership restrictions to qualify as a REIT. This summary does not purport to be complete and is qualified in its entirety by the provisions of the company’s Articles and the company’s bylaws, copies of which have been filed as exhibits 2.1 and 2.2, respectively, to the Offering Statement of which this Offering Circular is a part. For a complete description of the company’s capital stock, you should refer to the Articles and bylaws of the company and to the applicable provisions of Maryland law.

Our Articles include percentage ownership limitations that are intended to ensure that the company complies with the Code requirement that fewer than five individuals not own more than 50% of the aggregate value of all of a REIT’s issued and outstanding shares. Our Articles authorize our board of directors to grant higher percentage ownership limitations as exceptions to the standard limitation, and it has done so for our founder, Dan Miller.

Authorized Shares

The Articles authorize the company to issue a total of 120,000,000 shares of capital stock, consisting of

●	100,000,000 shares of Class A Common Stock,

●	15,000,000 shares of Class B Common Stock, and

●	5,000,000 shares of Preferred Stock.

Each of these shares have a par value of $0.01, so that their aggregate par value is $1,200,000. The Class A Common Stock and Class B Common Stock replaced the single class of Common Stock that previously existed. Upon amendment and restatement of the articles of incorporation, all 900,000 shares of Common Stock issued and outstanding, all of which were beneficially owned by Daniel S. Miller, converted into 30,000 shares of Class B Common Stock, all of which are beneficially owned by him.

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Class A Common Stock; Class B Common Stock

Except as otherwise provided in our Articles, specifically with respect to disparate voting rights, the rights of the shares of our Class A Common Stock, which are being offered in this offering, and the shares of our Class B Common Stock are identical, and the respective holders will be entitled to participate in any dividend, reclassification, merger, consolidation, conversion, reorganization, recapitalization, liquidation, dissolution or winding up of the affairs of the company, share for share, without priority or distinction between classes. Each holder of a share of Class B Common Stock may at any time or from time to time, in such holder’s sole discretion, convert any whole number or all of such holder’s shares of Class B Common Stock into fully paid and nonassessable shares of our Class A Common Stock at the rate of thirty shares of Class A Common Stock for each share of our Class B Common Stock.

Voting Rights of Class A and Class B Common Stock—Election of Directors

Our bylaws provide that a majority of the entire board of directors may alter the number of directors set by the Articles to not exceed nine nor be less than the minimum number then permitted in the bylaws (currently the minimum number is one).

The holders of the Class A Common Stock, which are being offered in this offering, will have no voting rights. The holders of Class B Common Stock will have one vote per share.

The fact that shares of the Class A Common Stock are non-voting while shares of Class B Common Stock have voting rights may discourage a change in control even if a change in control was in our stockholders’ interest. For example, individuals or entities may be deterred from making tender offers for our stock which might be financially attractive to our stockholders or which might cause a change in our management that is desired by our stockholders. See “Risk Factors -- Risks Related to Compliance and Regulation -- Our Articles, bylaws and Maryland law may make it difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change in control was considered favorable by some of our stockholders.”

Voting Rights of Class of Stock Adversely Affected by Proposed Corporate Actions

If the rights of any class of stock are adversely affected, relative to the rights of any other class, by any action that our company proposes to take to further amend our Articles or bylaws or consolidate or merge our company with another entity, then the holders of a majority of the votes of the affected class, including the otherwise non-voting Class A Common Stock, must approve the action.

However, the Articles do not consider any of the following actions to alter the rights of any class relative to those of any other class: (1) the classifying or reclassifying of shares of any class or series of stock into one or more classes or series of stock; (2) taking any action that causes a change in the voting power of any class or series of stock relative to the voting power of any other class or series of stock or to the aggregate voting power of the stockholders; (3) increasing the authorized number of shares of the respective classes of Common Stock on a proportionate basis to effect a stock split; (4) creating or increasing the number of any authorized or outstanding shares of Preferred Stock or of a class or series of stock with dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the company that are equal or senior to those of any Preferred Stock; and (5) increasing or decreasing the aggregate number of shares of stock or the number of shares of capital stock of any class or series.

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We do not require the vote of the holders of any class or series of stock to authorize shares of any other class or series of stock that are convertible into the holders’ class or series.

Limitations on Stock Ownership

The Code states that no more than 50% of a REIT’s shares can be held by five or fewer individuals. To help meet this requirement, our Articles provide that no individual may own shares of the company’s stock in excess of 9.8% in value of the aggregate of the outstanding shares of stock of all classes. The Board may also authorize higher percentage-ownership limits for a small number of additional individuals. Nor may any individuals own shares of Common Stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock. However, the board of directors expects to authorize percentage ownership limits greater than 9.8% for Daniel S. Miller, and may do so for a small number of additional individuals. In addition, our board of directors has the power to change these 9.8% ownership limitations, with a corresponding adjustment in the percentage ownership limitations applicable to Mr. Miller and any individuals for whom percentage ownership interests higher than 9.8% were previously authorized. In no event, however may the board of directors increase percentage ownership limits to the extent that would allow five or fewer persons to beneficially own, in the aggregate, more than 49.9% in value of the outstanding shares of stock of all classes.

In addition, no individual or entity may transfer or acquire shares of any class of stock if it would result in the stock of all classes being owned by fewer than 100 individuals and entities, would result in the company being “closely held” under Section 856(h) of the Code, or would otherwise cause the company to fail to qualify as a REIT.

Distribution of Earnings and Profits to Stockholders

As a REIT, we must satisfy the distribution and earnings and profits requirements set forth in Code Section 857(a) in order to qualify for a dividends-paid deduction under Code Section 562. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends-paid deduction and our net capital gain). Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our board of directors’ discretion will be governed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains. Accordingly, the Articles provide that the board of directors may authorize one or more distributions to stockholders of our earnings and profits to satisfy the requirements of Section 857(a)(2)(B) of the Code. The board of directors has the power to determine whether each distribution will be payable in cash, in shares of Class A Common Stock, Class B Common Stock, or both, or part in cash and part in shares of Class A Common Stock, Class B Common Stock or both. We do not currently intend to distribute our own securities or assets in lieu of cash distributions. However, should our board decide that it is necessary to distribute our own securities in lieu of making cash distributions, it may disregard any limitations or requirements in the Articles that might otherwise be applicable in determining the amount and proportion of shares of Class A Common Stock and Class B Common Stock and cash to distribute to the stockholders. Our board of directors has the right to abandon any distribution if it determines that paying the distribution or our qualification as a REIT under Sections 856 through 860 of the Code is no longer in the best interests of the company.

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General

We intend to declare distributions with a monthly record date, and pay cash distributions to investors monthly and each year distribute 100% of net income. Stockholders will be entitled to declared distributions on each of their shares from the time the shares are issued to the stockholder.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Due to the inherent risk of real estate lending and agriculture, we cannot ensure that we will make any cash distributions, and even if we do, we can give no assurances about the amount and timing of such distributions.

Although, as explained above, we are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, we have no current intention of doing so. Nevertheless, should we decide to do so in the future, the receipt of our securities or assets in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities or assets. In that regard, we do not have any current intention to list our Class A Common Stock on a stock exchange or other trading market, nor is it expected that a public market for the Class A Common Stock will develop over the near term. We also do not anticipate that we will distribute other assets in kind (other than in the context of a roll-up transaction).

Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of this offering, cash advances by affiliates of the company, borrowings in anticipation of future operating cash flow and the issuance of additional equity or debt securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate loans or other real estate related assets. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time after that, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to affiliates for services provided to us. See “Certain Relationships and Related Party Transactions.” Such payments will reduce the amount of cash available for distributions.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.

Dissolution or Liquidation Distribution

If the company is dissolved or liquidated, the company will distribute pro rata to the stockholders the assets of the company remaining after payment or provision for payment of claims against and obligations of the company in accordance with applicable Maryland law.

Transfer of Shares in Violation of Restrictions on Transfer and Ownership of Shares

In the event that a transfer of shares of capital stock occurs in violation of the restrictions on transfer and ownership set forth in the Articles, the shares involved will automatically be transferred to a trust for the benefit of a charitable beneficiary, which must be an organization described in Section 501(c)(3) of the Code and contributions to which are deductible under the Code. The trustee of the trust must sell the shares held in the trust to a person whose ownership of the shares will not violate the ownership limitations in the Articles. The trustee must pay the prohibited owner the lesser of (i) the amount that the owner paid for the shares and (ii) the amount of the sales proceeds. The charitable beneficiary will retain any net sales proceeds in excess of the amount payable to the prohibited owner. Shares of capital stock transferred to a trustee will be deemed to have been offered for sale to the company, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust and (ii) the market price on the date the company accepts the offer should we choose to do so. The company will have the right to accept the offer until the trustee has sold the shares.

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Required Stock Ownership Disclosure

To help us comply with our stock ownership limits, we require that our stockholders provide certain information regarding the amount and nature of their stock ownership. For example, every owner of five percent or more of the outstanding shares of our capital stock must give us written notice within 30 days after the end of each taxable year stating the owner’s name and address, the number of shares of capital stock beneficially owned and a description of the manner in which the shares are held.

Removal of Directors

Any director elected by the holders of Class B Common Stock may be removed with or without cause by a majority of the votes of such holders. These removal rights may be subject to the rights of holders of one or more classes or series of Preferred Stock, if and when issued, to remove one or more directors whom they exclusively elected. We currently have no plans to issue any Preferred Stock.

Stock Dividends and Combination or Subdivision

Our Articles prohibit us from paying any stock dividend on shares of any class of Common Stock without at the same time paying a proportionate stock dividend on shares of each other class of Common Stock. Our board of directors has the discretion to declare dividends payable in shares of Common Stock. If it declares dividends payable in shares of Class B Common Stock, it can only pay those dividends on shares of Class B Common Stock. If it declares stock dividends other than in the form of Class B Common Stock, then holders of any class of Common Stock may receive them.

Our Articles prohibit us from combining or subdividing shares of any class of Common Stock without at the same time making an equivalent combination or subdivision of shares of each other class of Common Stock then outstanding.

Corporate Opportunities

Our Articles give our board of directors the power to renounce any interest of the company in business opportunities presented to us, including those developed by or presented to any of our officers or directors.

Amendment of Articles

We reserve the right to make any lawful amendment to our Articles, including amendments to alter the terms or contract rights of any shares of outstanding stock. Except for amendments that Maryland law or our Articles from time to time in effect allow us to make without stockholder approval, our board of directors must declare the amendment advisable and a majority of all votes entitled to be cast, voting as a single class, must approve it.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of shares of our Class A Common Stock. For purposes of this section, references to “we,” “us” or “the company” means only Steward Realty Trust, Inc. and not any subsidiary or other lower-tier entity, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the company, and of any subsidiary and other lower-tier affiliated entity, will be in accordance with its applicable organizational documents and as described in this Offering Circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules.

This summary assumes that stockholders will hold shares of our Class A Common Stock as capital assets, within the meaning of Section 1221 of the Code, which generally means as property held for investment.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR CLASS A COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR CLASS A COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR CLASS A COMMON STOCK.

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Taxation of the Company

We intend to elect to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2018. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its stockholders if it meets the applicable REIT distribution and other requirements for qualification. We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, we cannot assure you that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, we cannot assure you that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level, upon a distribution of dividends by the REIT.

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Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

●	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.

●	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below; provided, however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the fact that we made the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

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●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation.

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the stockholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid and an adjustment would be made to increase the stockholder’s basis in our Class A Common Stock.

●	We may own subsidiaries that will elect to be treated as TRSs and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;
(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
(5)	commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

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(6)	in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);
(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;
(9)	that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Code and the regulations promulgated under the Code; and
(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that the shares sold in this offering will allow us to timely comply with condition (6). However, depending on the number of stockholders who subscribe for shares in this offering and the timing of subscriptions, we may need to conduct an additional offering of equity securities to timely comply with (5). To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test.

For purposes of condition (7) above, we intend to elect to be treated as a REIT for U.S. federal income tax purposes, in accordance with the applicable regulations, by figuring our income in accordance with the REIT provisions of U.S. federal income tax law on a timely filed IRS Form 1120-REIT for the year 2018.

For purposes of condition (9) above, we will have used and will continue to use a calendar year for U.S. federal income tax purposes, and we intend to continue to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deductions and credits of the subsidiary are treated as assets, liabilities and items of income, deductions and credits of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, we sometimes refer to as “pass-through subsidiaries.”

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In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”

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We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests; such treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.

The proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status.

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Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property or interests in real property, and gains from the sale of real estate assets (other than certain debt instruments of publicly offered REITs), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest outstanding balance of the loan during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. With respect to loans to develop or improve real property, we are permitted to include as real property collateral for the foregoing apportionment purposes the sum of the fair market value of the undeveloped land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset (as discussed below under ” – Asset Tests”) and all interest shall be qualifying income for the purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

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To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

When requested by the borrower to do so, we will consider providing not only mortgage financing to enable the borrower to purchase the Property but also secured equipment financing to enable the borrower to purchase the equipment necessary to cultivate and otherwise develop the Property. We contemplate that each combination of mortgage financing and equipment financing will be cross-collateralized. Although we cannot give you absolute assurance that the 15% limits described above will be observed with respect to any combination mortgage and equipment financing that we provide, we anticipate that these limits are more likely to be exceeded in our smaller combination loans than they are in our larger combination loans.

Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical, and the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, we cannot assure you that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for purposes of the 75% gross income test.

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We may hold indirect participation interests in some loans, rather than direct ownership of the loan. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. We may occasionally hold indirect participation interests where an originator retains a senior position in the underlying loan and grants junior participations that absorb losses first in the event of a default by the borrower. However, particularly when co-lenders are involved, we intend to invest for the most part in loan participation interests where the rights of all co-lenders are pari passu in proportion to the respective percentages of the total amount of the loan provided by each co-lender. We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset tests that also generates qualifying mortgage interest for purposes of the 75% gross income test, to the extent that the loan underlying the participation is a qualifying real estate asset that generates qualifying income for such purposes. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and we can give no assurance that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

Fee Income

Although it is not currently contemplated, we may receive various fees and expense reimbursements from borrowers in connection with certain loans that we make. Fees that are for entering into agreements to make loans are qualifying income for both gross income tests. Other fees that are treated as “points” are treated as additional interest on the loan and are qualifying or nonqualifying based on whether the loan is a real estate asset. However, fees for services will not be qualifying income for purposes of either the 75% or 95% gross income test. In addition, certain expense reimbursements received from the borrower, and even certain expenses paid by the borrower directly to a third party service provider, may result in nonqualifying income for both gross income tests to the extent such amounts are reimbursements for expenses that benefit us. Any fees earned by a TRS will not be included for purposes of the gross income tests but the use of a TRS to originate loans to avoid such nonqualifying income may increase the taxes paid by the TRS.

Dividend Income

We may receive material distributions from our TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Treatment of Certain Debt Instruments as Equity

We may hold loans with relatively high loan-to-value ratios and/or high yields. This feature can cause a loan to be treated as equity for U.S. federal income tax purposes. Although we intend to structure each of our loans so that the loan should be respected as debt for U.S. federal income tax purposes, we cannot assure you that the IRS will not challenge our treatment of one or more of our loans as debt for U.S. federal income tax purposes. In the event the IRS were successful in such a challenge, all or a portion of the income from such loans could be viewed as guaranteed payments under the partnership tax rules, in which case such income may not be qualifying income for the REIT income tests, and in any event such income will likely be income from a prohibited transaction, which is excluded from the REIT income tests. As a result, such a recharacterization could adversely affect our ability to qualify as a REIT.

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Rents from Real Property

We expect to acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns), and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

Phantom Income

Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets. For example, we may acquire debt instruments that provide for interest that accrues or is payable in kind, in which case we will be required to include that income for tax purposes as it accrues rather than when it is paid in cash. To the extent we purchase debt instruments at a discount after their original issuance, the discount may represent “market discount.” Market discount is not required to be included in income on a constant yield method. However, we will be required to treat a portion of any principal payments as ordinary income in an amount equal to the market discount that has accrued while we held the debt instrument. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument.

We may also acquire debt instruments below par that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because our tax basis in such debt instruments may be substantially less than the face value, we could have significant income without any corresponding receipt of cash. Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is fully secured by real property.

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In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to accrue the unpaid interest as taxable income.

Finally, we may be required under the terms of our indebtedness to use cash received from interest payments to make nondeductible principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

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Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property), shares in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by nonqualified publicly offered REIT debt instruments (i.e., that are not secured by mortgages on real property or interests in real property).

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We believe that our loan holdings and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and we intend to monitor compliance on an ongoing basis.  We cannot assure you, however, that we will be successful in this effort.  In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets (or the value of the collateral securing our loans).  We may not obtain independent appraisals to support our conclusions as to the values of our assets.  In many cases, the values may not be susceptible to a precise determination and will be subject to change in the future.  In some cases, we may rely on our own valuation that differs from the value determined by an appraiser.  We cannot assure you that the IRS will not disagree with our determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT.

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Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every stockholder of the class of shares with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of the company’s shares if there is more than one, and will seek to avoid dividend equivalent redemptions.

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To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In that case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that, from time to time, we may not have sufficient cash from operations to meet the distribution requirements. For example, timing differences may arise between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. See “—Gross Income Tests— Phantom Income” above. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a particular year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our stockholders by the close of the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

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Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our stockholders, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our shares.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of U.S. stockholders (as defined above) who are individuals at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income, but U.S. taxpayers who are individuals are entitled, subject to some limitations, to an offsetting deduction equal to 20% of REIT dividends received. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations. REIT dividends are not eligible for the dividends received deduction for corporations.

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Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our Class A Common Stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of Class A Common Stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of Class A Common Stock, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of The Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us.

Dispositions of Shares of Our Common Stock

In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our Class A Common Stock will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if such shares were held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains.

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Capital losses recognized by a U.S. stockholder upon the disposition of shares of our Class A Common Stock held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our Class A Common Stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Redemptions of Shares of Common Stock

A redemption of shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., as ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective stockholders are advised to consult their own tax advisers to determine such tax treatment.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. stockholder with respect to our Class A Common Stock will be treated first as a recovery of the stockholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our Class A Common Stock.

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Medicare Tax on Unearned Income

U.S. stockholders that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Class A Common Stock.

Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding, currently at 24 percent, with respect to dividends paid unless the holder is a corporation or comes within another exempt category, or the holder provides a taxpayer identification number or social security number and certifies that the holder has not been notified by the IRS that the holder is subject to backup withholding. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. stockholder who fails to certify his or her non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

State, Local and Non-U.S. Taxes

We and our stockholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our Class A Common Stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares.

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PLAN OF DISTRIBUTION

Plan of Distribution

The company is offering up to 5,000,000 shares of Class A Common Stock on a “best efforts” basis. The minimum investment is 50 shares, or $500.

We intend to distribute the shares of Class A Common Stock exclusively through the website www.gosteward.com, where investors can create an account, review offering materials, sign investment agreements, and initiate payment via ACH or wire transfer. After making an investment, investors can review ongoing updates through their account dashboard. This Offering Circular and any supplements will be furnished to prospective investors via download 24 hours per day, 7 days per week on www.gosteward.com, as well as on the SEC’s website at www.sec.gov. The company, its officers and its associated persons intend to conduct the offering in accordance with an exemption from registration contained in Rule 3a4-1 under the Exchange Act and, therefore, none of them is required to register as a broker-dealer.

The company will use the website, blogs and other social media to provide notification of the offering. Persons who desire information will be directed to a landing page describing the offering and operated by the company.

In order to subscribe to purchase the shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement, a form of which has been filed as exhibit 4 to the Offering Statement of which this Offering Circular is a part, and send payment by wire transfer or ACH for its subscription amount in accordance with the instructions provided. The subscription agreement requires investors to answer certain questions to determine compliance with the investment limitation set forth in the securities laws, disclose that the securities will not be listed on a registered national securities exchange upon qualification, and that the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead. The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 under the Securities Act.

Settlement may occur up to 15 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. An investor will become a stockholder of the company and the shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor’s subscription. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason or for no reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

VStock Transfer, LLC will serve as transfer agent to maintain stockholder information on a book-entry basis.

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Investors’ Tender of Funds and Return of Funds

After the Commission has qualified the Offering Statement, the company will accept tenders of funds to purchase the Class A Common Stock. The company may close on investments on a continuous “rolling” basis (so not all investors will receive their shares on the same date). The funds tendered by potential investors will be transferred to the company upon Closing. Each time the company accepts funds is defined as a “Closing.” Upon closing, funds tendered by investors will be made available to the company for its use. The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) one year from the date upon which the Securities and Exchange Commission qualifies the Offering Statement of which this Offering Circular forms a part, or (3) the date at which the offering is earlier terminated by the company in its sole discretion.

All subscription funds that are accepted shall be deposited directly into a segregated, non-interest bearing bank account owned by the company at its bank, Cross River Bank, Inc. Subscription funds placed in the company’s account may only be accepted by the company in accordance with the subscription agreement between the company and each subscriber of shares. The company may return any funds it receives if it decides that it will not accept an investor’s subscription for shares. Additionally, the company may reduce the size of a subscription or only partially fulfill a subscription with the unfulfilled portion still held in its bank account if fulfilling the full subscription amount would cause it to issue securities in excess of $50,000,000. Upon each Closing, the funds that the Company accepts will be transferred to the Company’s operating account.

In the event that the company terminates the offering while investor funds are still held in the segregated account, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

In order to invest you will be required to subscribe to the offering via the designated landing page on www.gosteward.com and agree to the terms of the offering and the subscription agreement.

In the event that it takes some time for the company to raise funds in this offering, the company will rely on other equity offerings, including investments by management of the company and/or its affiliates, and/or cash on hand.

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State Law Exemption and Offerings to “Qualified Purchasers”

Our Class A Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state notice-filing requirements and anti-fraud provisions, to the extent that our Class A Common Stock offered by this Offering Circular is offered and sold only to “qualified purchasers” or at a time when our Class A Common Stock is listed on a national securities exchange. We do not currently plan to list our Class A Common Stock on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Class A Common Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Class A Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason or no reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

We intend to offer and sell our Class A Common Stock in this offering to qualified purchasers in all states other than Texas, Florida, Arizona, Nebraska, North Dakota, Washington and New Jersey. The company may choose to make the appropriate filings to become an “issuer-dealer” in these states, or to register company officers as agents, in which case it will start to sell in those states. In the event we make arrangements with a broker-dealer to sell into these states, we will file a supplement to this Offering Circular.

Certificates Will Not be Issued

We will not issue stock certificates or other physical securities. Instead, ownership of shares of our Class A Common Stock will be recorded and maintained on the transfer agent’s electronic stock register. Certain information that Maryland law requires to be included on stock certificates will instead be mailed to all holders of certificateless shares of our Class A Common Stock.

Transferability of our Class A Common Stock

Shares of our Class A Common Stock are generally freely transferable by our stockholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our Articles related to REIT compliance ownership limits, with analogous regulations, and with requirements regarding the receipt of appropriate documentation. The transfer of any shares of our Class A Common Stock in violation of our Articles will be deemed invalid, null and void, and of no force or effect. We will not have the ability to reject a transfer of our Class A Common Stock where all applicable transfer requirements, including those imposed under the transfer provisions of our Articles, are satisfied.

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No Escrow

The proceeds of this offering will not be placed into an escrow account, but will be held in a segregated, non-interest bearing bank account until we accept subscription payments at Closing, at which time shares of Class A Common Stock will be issued, investors will become stockholders and the accepted funds will be transferred to a corporate operating account.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use advertising, sales and other promotional materials in connection with this offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by us. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Class A Common Stock, these materials will not give a complete understanding of this offering, us or our Class A Common Stock, and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Class A Common Stock.

Offering Circular Supplements and Post-Qualification Amendments

In accordance with the Securities Act Industry Guide 5, we undertake to:

●	file a sticker supplement pursuant to Rule 253(g) under the Securities Act during the distribution period describing each real estate-related asset not identified in the Offering Circular at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the company and its affiliates in connection with any such acquisition. Where appropriate, the post-qualification amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period; and

●	file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, where applicable, to reflect each subscription made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

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Subscription Procedures

To purchase shares in this offering on www.gostewared.com, you must:

●	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

●	Electronically complete and execute a subscription agreement.

●	Electronically provide ACH instructions or initiate a wire transfer to us for the full purchase price of the shares of Class A Common Stock that you are subscribing for.

By executing the subscription agreement and paying the total purchase price for our Class A Common Stock subscribed for, each investor

●	agrees to accept the terms of the subscription agreement,

●	attests that the investor meets the minimum standards of a “qualified purchaser”, and that the subscription for Class A Common Stock does not exceed

○	10% of the greater of such investor’s annual income or net worth (for natural persons), or

○	10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Subscriptions will be binding on investors but will be effective only when we accept the subscription. We reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected within 15 days of receipt by us.

We will not receive funds from you until the date your subscription is accepted. Funds will be held in a segregated account until the subscription is accepted. If we accept your subscription, we will email you a confirmation.

Forum Selection Provision

The subscription agreement includes a forum selection provision that requires that subscribers bring any claims against the company based on the subscription agreement in a state or federal court of competent jurisdiction in the State of New York. The forum selection provision may limit investors’ ability to bring claims in a judicial forum that they believe is favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision [since New York has a well-developed framework for contract law and seeks] to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company.

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of Class A Common Stock offered hereby, have been passed upon for us by CrowdCheck Law LLP (f/k/a KHLK LLP).

EXPERTS

The balance sheet of Steward Realty, Inc. at December 31, 2017 and the statement of operations, statement of stockholders’ equity and statement of cash flows for the period from inception through December 31, 2017, appearing in this Offering Circular and elsewhere in the Offering Statement have been included in reliance upon the report of dbbmckennon, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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ADDITIONAL INFORMATION

We have filed with the Commission an Offering Statement under the Securities Act on Form 1-A regarding this offering. This Offering Circular, which is part of the Offering Statement, does not contain all the information set forth in the Offering Statement and the related exhibits filed with the Commission, to which we refer you. Upon the qualification of the Offering Statement, we will be subject to the informational reporting requirements of the Securities Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the Commission. You may read and copy the Offering Statement, the related exhibits and the reports and other information we file with the Commission at the Commission’s public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The Commission also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the Commission.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Steward Realty Trust, Inc.

3014 Dauphine Street, Suite A #83098

New Orleans, LA 70117

support@gosteward.com

(504) 608-0600

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report (via the Commission’s EDGAR website). The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

There may be additional information about our business at www.gosteward.com, but the contents of that site are not incorporated by reference in or otherwise a part of this Offering Circular.

76

Steward Realty Trust, Inc.

Certified Public Accountants

Registered Firm - Public Company Accounting Oversight Board

INDEPENDENT AUDITORS’ REPORT

January 31, 2018

The Management

Steward Realty Trust, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Steward Realty Trust, Inc. (the “Company”) which comprise the statement of financial condition as of December 31, 2017, and the related statement of operations, shareholder’s equity, and cash flows for the period from March 7, 2017 (“Inception”) to December 31, 2017, and the related notes to the financial statements.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steward Realty Trust, Inc. as of December 31, 2017, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

STEWARD REALTY TRUST, INC.

STATEMENT OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2017

ASSETS

Cash and cash equivalents	$41,503
Deferred offering costs	10,000

Loans held for investment	157,686
Allowance for loan losses	(4,731)
Loans held for investment, net	152,955

Total assets	$204,458

LIABILITIES AND SHAREHOLDER’S EQUITY

Accrued loan servicing costs to related parties	$69
Total liabilities	69

Shareholder’s Equity:
Common stock, par value of $0.01, 10,000,000 authorized and 900,000 outstanding	9,000
Additional paid-in capital	202,000
Accumulated deficit	(6,611)
Total shareholder’s equity	204,389

Total liabilities and shareholder’s equity	$204,458

See accompanying notes to the financial statements

STEWARD REALTY TRUST, INC.

STATEMENT OF OPERATIONS

DATE OF INCEPTION THROUGH DECEMBER 31, 2017

Interest income	$5,814
Provision for loan losses	(4,731)
Interest income, net of provision for loan losses	1,083

Expenses:
Loan servicing costs	594
General and administrative expenses	7,100

Net loss	$(6,611)

Loss per share	$(0.01)

Weighted average Units outstanding	900,000

See accompanying notes to the financial statements

STEWARD REALTY TRUST, INC.

STATEMENT OF SHAREHOLDER’S EQUITY

DATE OF INCEPTION THROUGH DECEMBER 31, 2017

	Common Stock		Additional Paid-in	Accumulated	Total Shareholder’s
	Units	Amount	Capital	Deficit	Equity
Balance at Inception	-	$-	$-	$-	$-
Founder’s shares	900,000	9,000	-	-	9,000
Capital Contributions	-	-	202,000	-	202,000
Net loss	-	-	-	(6,611)	(6,611)
Balance, December 31, 2017	900,000	$9,000	$202,000	$(6,611)	$204,389

See accompanying notes to the financial statements

STEWARD REALTY TRUST, INC.

STATEMENT OF CASH FLOWS

DATE OF INCEPTION THROUGH DECEMBER 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,611)
Provision of loan losses	4,731
Changes in operating assets and liabilities:
Increase in prepaid expenses	(10,000)
Increase in accrued loan servicing costs to related parties	69
Net cash used in operating activities	(11,811)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans held for investment	(157,686)
Net cash used in investing activities	(157,686)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock issued for cash	9,000
Capital contributions from shareholder	202,000
Net cash provided by financing activities	211,000

Increase in cash and cash equivalents	41,503
Cash and cash equivalents, at Inception	-
Cash and cash equivalents, end of period	$41,503

Supplemental disclosures of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to the financial statements

STEWARD REALTY TRUST, INC.

NOTES TO FINANCIAL STATEMENTS

DATE OF INCEPTION THROUGH DECEMBER 31, 2017

NOTE 1 – ORGANIZATION AND BUSINESS

Steward Realty Trust, Inc. (the “Company”) was formed on March 7, 2017 (date of “Inception”) in the State of Maryland.  The Company’s virtual headquarters are located in New York, New York. The Company was formed for the purpose of investing in real estate loans and other debt instruments collateralized by first position security interests in farm real property in the U.S. and the underlying real estate collateral.

The Company intends to operate as a Real Estate Investment Trust (“REIT”). The Company will apply to the Internal Revenue Service (the “IRS”) to be treated as a REIT for federal income tax purposes. Although we are not currently aware of any reason why the Company would not qualify as a REIT, we can give no absolute assurance that the IRS will not successfully challenge the classification of the Company as a REIT. To qualify as a REIT, a company must have the bulk of its assets and income connected to real estate investment and must distribute at least 90 percent of its taxable income to shareholders annually in the form of dividends. In addition to paying out at least 90 percent of its taxable income annually in the form of shareholder dividends, a REIT must:

●	Be an entity that would be taxable as a corporation but for its REIT status;

●	Be managed by a board of directors or trustees;

●	Have shares that are fully transferable;

●	Have a minimum of 100 shareholders after its first year as a REIT;

●	Have no more than 50 percent of its shares held by five or fewer individuals during the last half of the taxable year;

●	Invest at least 75 percent of its total assets in real estate assets and cash;

●	Derive at least 75 percent of its gross income from real estate related sources, including rents from real property and interest on mortgages financing real property;

●	Derive at least 95 percent of its gross income from such real estate sources and dividends or interest from any source; and

●	Have no more than 25 percent of its assets consist of non-qualifying securities or stock in taxable REIT subsidiaries.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern and Management’s Plans

We have funded our loans and operations by contributions from our sole shareholder. We will seek equity financing for working capital to fund start-up, development activities, and initial loan investments. We expect to complete an equity offering during the next six to 12 months. In the meantime, the shareholder intends to fund the Company’s operations. There are no assurances that we will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of capital, we may be required to reduce the scope of our planned loan operations, which could harm our business, financial condition and operating results. Despite the inherent risks of any new business and raising capital, the relevant industry experience coupled with an experienced management team provide our basis for belief that the Company will be able to continue as a going concern for a period of one year from the date of the release of these financial statements.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2017. Fair values were assumed to approximate carrying values because of their short term in nature.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise. These adverse conditions could affect the Company’s financial condition, results of its operations and cash flows.

Cash and Cash Equivalents

For purpose of the statement of cash flows, we consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Deferred Offering Costs

The Company capitalizes costs of its offering of securities which will be applied against proceeds from the Regulation A offering we intend to file, if successful. If unsuccessful, such costs will be expensed. The Company paid $10,000 towards its offering costs as reflected in the accompanying statement of financial condition.

Loans Held for Investment

Loans held for investment will be carried at cost, net of the allowance for loan losses. The Company advances up to 85% of the fair value of the assets. Amortization of deferred loan fees and costs are discontinued for loans placed on nonaccrual. Any remaining deferred fees or costs and prepayment fees associated with loans that payoff prior to contractual maturity are included in loan interest income in the period of payoff. Loan commitment fees received to originate or purchase a loan are deferred and, if the commitment is exercised, recognized over the life of the loan as an adjustment of yield or, if the commitment expires unexercised, recognized as income upon expiration of the commitment. Loans held for investment are not adjusted to the lower of cost or estimated market value because it is management’s intention, and the Company has the ability, to hold these loans to maturity.

The Company generally requires real estate as collateral on its loans. In addition, the Company requires non-recourse carve-out guarantees, which provides additional security under the loans.

Interest on loans is credited to income as earned. Interest receivable is accrued only if deemed collectible. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collection of interest. When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income.

Interest income generally is not recognized on impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction to the loan principal balance. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

A loan is considered to be impaired when it is probable that the Company will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. We review loans for impairment when the loan is classified as substandard or worse, delinquent 90 days, determined by management to be collateral dependent, or when the borrower files bankruptcy or is granted a troubled debt restructure. Measurement of impairment is based on the loan’s expected future cash flows discounted at the loan’s effective interest rate, measured by reference to an observable market value, if one exists, or the fair value of the collateral if the loan is deemed collateral dependent. The Company selects the measurement method on a loan-by-loan basis except those loans deemed collateral dependent. All loans are generally charged-off at such time the loan is classified as a loss.

Allowance for Loan Losses

In June 2016, the Financial Accounting Standards Board “FASB” issued Accounting Standards Update “ASU” 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. For public business entities, the amendment is effective for annual periods beginning after December 15, 2019 and interim period within those annual periods. We have adopted this pronouncement for the reporting period.

The Company maintains an allowance for loan losses at a level deemed appropriate by management to provide for all known or inherent risks in the loan at the reporting date. Our determination of the adequacy of the allowance for loan losses will be based on an evaluation of the composition of the loan, historical loss experience, industry charge-off experience on farm loans, current economic conditions, and other relevant factors in the area in which the Company’s lending activities are based. These factors may affect the borrowers’ ability to pay and the value of the underlying collateral. The allowance is calculated by applying loss factors to loans held for investment according to loan program type and loan classification. The loss rate, at present, we use are based in data published by the USDA Farm Services Administration which have initially established at 3% of principal and interest outstanding. Additions and reductions to the allowance are reflected in current operations.

Real Estate Owned

Real estate properties acquired through, or in lieu of, loan foreclosure will be recorded at fair value less cost to sell with any excess loan balance charged against the allowance for estimated loan losses. The Fund will obtain an appraisal and/or market valuation on all real estate owned at the time of possession. After foreclosure, valuations will be periodically performed by management. Any subsequent fair value losses will be recorded to other real estate owned operations with a corresponding write-down to the asset. All legal fees and direct costs, including foreclosure and other related costs will be expensed as incurred.

Income Taxes

The Company has been organized as a corporation under the laws of the State of Maryland. The Company will apply to the Internal Revenue Service (the “IRS”) to be treated as a Real Estate Investment Trust (“REIT”) for federal income tax purposes. Although we are not currently aware of any reason why the Company would not qualify as a REIT, we can give no absolute assurance that the IRS will not successfully challenge the classification of the Company as a REIT. Accordingly, the Company will not be subject to federal income taxes, and the profits and losses flow directly to the shareholders of the Company.

The Company intends to file its tax returns as a corporation for federal income tax purposes. Because the Company will be doing business in the States of Maryland and New York, it will most likely have to file a tax return in and be subject to the payment of income tax in those states pursuant to their corporation tax. No tax returns have been filed for the Company, thus upon filing, will be subject to audit.

Prospective investors should recognize that many of the advantages and economic benefits of an investment in the Shares depend upon the classification of the Company as a REIT for federal income tax purposes. To remain qualified as a REIT, the Company must each year distribute to shareholders at least 90% of its REIT taxable income (excluding any net capital gains). A change in this classification would require the Company to pay a corporate level tax on its income which would reduce cash available to fund distributions to shareholders or for internally funding growth of the Company. In addition, such a change in a Company’s tax status during the life of the Company could be treated by the IRS as a taxable event, in which case the shareholders could have tax liability without receiving a cash distribution from the Company to enable them to pay such tax liability. The continued treatment of the Company as a REIT is dependent on present law and regulations, which are subject to change, and on the Company’s ability to continue to satisfy a variety of criteria.

Concentration of Credit Risk

The Company may maintain its cash with a financial institution located in the United States. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”. Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective beginning January 1, 2018. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures. In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements Going Concern, which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2017 and interim periods thereafter. The guidance is not expected to have a material impact on the Company’s financial statements.

In April 2015, FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of debt issuance costs will continue to be reported as interest expense. ASU 2015-03 is effective for annual reporting periods beginning after December 15, 2015. Early adoption is permitted. The guidance is not expected to have a material impact on the Company’s financial statements. In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes: Balance Sheet Classification of Deferred Taxes”, which requires deferred tax liabilities and assets to be classified as noncurrent in a classified statement of financial position. ASU 2015-17 will align the presentation of deferred income tax assets and liabilities with International Financial Reporting Standards. The new standard will be effective for fiscal years beginning after December 15, 2017, including interim periods within those annual years, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2017, FASB issued ASU No. 2017-02, Leases, that requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2017-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those annual years, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. We believe that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 –  LOANS HELD FOR INVESTMENT

In June, 2017, the Company entered into an agreement to provide funding up to $75,000 for acquisition of land, improvements, and certain start-up costs. The interest rate is 10%, per annum, with interest payable every 15th of each calendar month once the loan amount has been fully advanced. The principal, together with remaining interest, is due in a lump sum on July 15, 2022. The Company provides advances based on the construction agreement. This loan is secured by real property and guaranteed through a nonrecourse carve-out guaranty. As of December 31, 2017, the Company has advanced $66,497.

In August 2017, the Company entered into a similar agreement to provide funding up to $120,000 for acquisition of land, improvements and certain start-up costs. The interest rate is 9.5%, per annum, with interest payable every 15th of each calendar month once the loan amount has been fully advanced. The principal, together with remaining interest, is due in a lump sum on once the loan amount has been fully advanced. The principal, together with remaining interest, is due in a lump sum on August 15, 2022. The Company provides advances based on the construction agreement. This loan is secured by real property and guaranteed through a nonrecourse carve-out guaranty. As of December 31, 2017, the Company has advanced $91,189.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with, and does not know of any pending or threatening litigation against the Company or any of its officers.

NOTE 5 – SHAREHOLDERS’ EQUITY

Issuance of common stock

During 2017, we issued 900,000 shares of common stock for $9,000 to our sole founder. In addition, the shareholder made additional capital contributions of $202,000.

NOTE 6 – RELATED PARTY TRANSACTIONS

Steward Technologies Ltd. provides software to the Company under a platform license and technology services agreement. Steward Technologies does not receive any fees from the Company under the agreement.

The Company entered into an Origination agreement whereby the Company will pay 2.0% of the principal amount of each loan, paid one-time by the borrower to Steward Lending LLC at closing of the loan.

Steward Servicing LLC receives a 1.0% annual fee for all loans funded by Steward Realty Trust, Inc. Total costs incurred during the period ended December 31, 2017 was $594.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after December 31, 2017 through January 31, 2018. There have been no other events or transactions during this time that would have a material effect on the financial statements.

PART III

INDEX TO EXHIBITS

2.1	Amended and Restated Articles of Incorporation**
2.2	Bylaws**
4	Form of subscription agreement**
6.1	Origination Services Agreement dated as of June 20, 2017 between Steward Realty Trust, Inc. and Steward Lending LLC**
6.2	Servicing Agreement dated as of June 20, 2017 between Steward Realty Trust, Inc. and Steward Servicing LLC**
6.3	Platform License and Technology Services Agreement dated as of December 21, 2017 between Steward Technologies Ltd. and Steward Realty Trust, Inc.**
6.4	Intercompany Services and Cost Allocation Agreement dated as of March 9, 2018 among Steward Agricultural Funding Portal LLC, Steward Holdings (US), Inc., Steward Lending LLC, Steward Realty Trust, Inc. and Steward Servicing LLC**
11	Auditor’s Consent*
12	Form of opinion of CrowdCheck Law LLP
13	Testing the waters materials*

* To be filed by amendment

** Previously filed

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Key West, Florida, on September 10, 2018.

STEWARD REALTY TRUST, INC.

By:	/s/ Daniel S. Miller
Daniel S. Miller, Chief Executive Officer
Steward Realty Trust, Inc.

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Daniel S. Miller
Daniel S. Miller,
Chief Executive Officer,
principal financial officer,
principal accounting officer,
Director
Date: September 10, 2018

/s/ Marc Maltz
Marc Maltz, Director
Date: September 10, 2018

III-2